FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-06

Free Writing Prospectus dated October 25, 2016

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

The information in this file (the “File”) is an electronic copy of the information set forth in the Appendix titled “Certain Characteristics of the Mortgage Loans and Mortgage Properties” to the prospectus. This File does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

ANNEX A-1

								Number of	Property	Property		Year		Unit of		Occupancy
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date
1	JPMCB	9 West 57th Street	9 West 57th Street	New York	NY	10019	New York	1	Office	CBD	1972		1,680,218	Square Feet	63.5%	06/01/16
2	GACC	10 Hudson Yards	10 Hudson Yards	New York	NY	10001	New York	1	Office	CBD	2016		1,813,465	Square Feet	93.2%	07/01/16
3	GACC	Starbucks Center	2401 & 2701 Utah Avenue South	Seattle	WA	98134	King	1	Mixed Use	Office/Retail	1912, 1915, 1993	2001	1,506,716	Square Feet	93.0%	08/01/16
4	JPMCB	Fresno Fashion Fair Mall	645 East Shaw Avenue	Fresno	CA	93710	Fresno	1	Retail	Super Regional Mall	1970	2003	536,093	Square Feet	88.2%	08/31/16
5	JPMCB	Windsor Square	9609, 9623 and 9949 East Independence Boulevard	Matthews	NC	28105	Mecklenburg	1	Retail	Anchored	1986	2014	661,156	Square Feet	93.6%	08/31/16
6	JPMCB	PNC Center	101-115 West Washington Street	Indianapolis	IN	46204	Marion	1	Office	CBD	1977		636,558	Square Feet	93.8%	07/13/16
7	GACC	Nashville Technology Office Campus	1 Dell Parkway	Nashville	TN	37217	Davidson	1	Office	Suburban	2000	2015	346,294	Square Feet	100.0%	08/14/16
8	GACC	60 Madison Avenue	60 Madison Avenue	New York	NY	10010	New York	1	Office	CBD	1910	2013	217,534	Square Feet	96.6%	09/30/16
9	JPMCB	Moffett Gateway	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2016		612,691	Square Feet	100.0%	11/01/16
10	JPMCB	693 Fifth Avenue	693 Fifth Avenue	New York	NY	10022	New York	1	Mixed Use	Retail/Office	1993	2015	96,514	Square Feet	57.1%	09/30/16
11	JPMCB	Embassy Suites Monterey Bay Seaside	1441 Canyon Del Rey Boulevard	Seaside	CA	93955	Monterey	1	Hotel	Full Service	1995	2015	225	Rooms	83.9%	06/30/16
12	GACC	Westin Memphis	170 Lt. George W Lee Avenue	Memphis	TN	38103	Shelby	1	Hotel	Full Service	2007		203	Rooms	81.8%	07/31/16
13	JPMCB	1 Kaiser Plaza	1 Kaiser Plaza	Oakland	CA	94612	Alameda	1	Office	CBD	1971		531,928	Square Feet	94.9%	06/30/16
14	JPMCB	The Hamptons	350 Rucker Lane	Statesboro	GA	30458	Bulloch	1	Multifamily	Student	2015		668	Beds	97.2%	09/01/16
15	GACC	Riverside Center	328 & 332 Front Street South and 102 Jay Street	La Crosse	WI	54601	La Crosse	1	Office	CBD	2006, 2008, 2011		272,596	Square Feet	100.0%	11/06/16
16	JPMCB	Salesforce Tower	111 Monument Circle and 120 North Pennsylvania Street	Indianapolis	IN	46204	Marion	1	Office	CBD	1959, 1990	1993	1,105,117	Square Feet	86.1%	07/11/16
17	GACC	100 Oceangate	100 Oceangate	Long Beach	CA	90802	Los Angeles	1	Office	CBD	1972	2006	230,782	Square Feet	87.5%	09/30/16
18	JPMCB	100 East Wisconsin Avenue	100 East Wisconsin Avenue and 720 North Water Street	Milwaukee	WI	53202	Milwaukee	1	Office	CBD	1988-1989		435,443	Square Feet	82.0%	07/08/16
19	GACC	Shops at Avenue North	1600 North Broad Street	Philadelphia	PA	19121	Philadelphia	1	Retail	Anchored	2006		94,014	Square Feet	100.0%	09/26/16
20	JPMCB	Arborwood at Mann Road Apartments	6702 Trunk Way	Indianapolis	IN	46221	Marion	1	Multifamily	Garden	2015		260	Units	95.0%	08/01/16
21	GACC	Riverwood Corporate Center I & III	N19 W24400 and N19 W24200 Riverwood Drive	Pewaukee	WI	53188	Waukesha	1	Office	Suburban	2000, 2003		180,198	Square Feet	98.1%	09/01/16
22	JPMCB	Westfield San Francisco Centre	865 Market Street	San Francisco	CA	94103	San Francisco	1	Mixed Use	Super Regional Mall/Office	1908, 1988	2006	794,521	Square Feet	95.6%	04/30/16
23	GACC	Lake Pointe Corporate Center	2850 & 2875 South Decker Lake Drive	West Valley City	UT	84119	Salt Lake	1	Office	Suburban	1995, 1998		178,388	Square Feet	99.9%	09/30/16
24	GACC	Beacon South Beach	720 Ocean Drive	Miami Beach	FL	33139	Miami-Dade	1	Hotel	Full Service	1937	2013	75	Rooms	90.8%	08/31/16
25	GACC	Sorrento Pines	4106, 4110, 4116 & 4122 Sorrento Valley Boulevard	San Diego	CA	92121	San Diego	1	Industrial	Flex	1979	2012	114,656	Square Feet	100.0%	05/04/16
26	GACC	Cambridge Office	185 & 205 Alewife Brook Parkway and 545 Concord Avenue	Cambridge	MA	02138	Middlesex	1	Office	Suburban	1960, 1975, 1988	1987	107,036	Square Feet	95.9%	07/01/16
27	GACC	Homewood Suites Troy	1495 Equity Drive	Troy	MI	48084	Oakland	1	Hotel	Extended Stay	2002		150	Rooms	86.3%	07/31/16
28	JPMCB	Bond Street Portfolio	Various	Various	Various	Various	Various	4	Retail	Unanchored	Various		48,219	Square Feet	100.0%	Various
28.01	JPMCB	Lawrenceville Center	918-938 Duluth Highway	Lawrenceville	GA	30043	Gwinnett	1	Retail	Unanchored	2016		17,454	Square Feet	100.0%	09/27/16
28.02	JPMCB	Hamilton Crossing	254-260 Hamilton Crossing Drive	Alcoa	TN	37701	Blount	1	Retail	Unanchored	2015		11,265	Square Feet	100.0%	09/26/16
28.03	JPMCB	Fuquay Commons	720 North Judd Parkway Northeast	Fuquay Varina	NC	27526	Wake	1	Retail	Unanchored	2011		10,400	Square Feet	100.0%	10/03/16
28.04	JPMCB	Butler Crossing	1177 Broad Street	Sumter	SC	29150	Sumter	1	Retail	Unanchored	2016		9,100	Square Feet	100.0%	09/26/16
29	GACC	The Comeau Building West Palm Beach	319 Clematis Street	West Palm Beach	FL	33401	Palm Beach	1	Office	CBD	1927	2014	86,166	Square Feet	98.9%	08/09/16
30	JPMCB	Hampton Inn & Suites Albany	2628 Dawson Road	Albany	GA	31707	Dougherty	1	Hotel	Limited Service	2013		94	Rooms	77.1%	06/30/16
31	GACC	Coliseum Meadows	4896-5034 South Virginia Street	Reno	NV	89502	Washoe	1	Retail	Anchored	1979	2007	46,520	Square Feet	86.7%	06/30/16
32	JPMCB	Firethorne Retail Center	2721 & 2731 FM 1463 Road	Katy	TX	77494	Fort Bend	1	Retail	Unanchored	2015, 2016		29,986	Square Feet	96.5%	06/01/16
33	GACC	Conquistador Apartments	7575 Bellaire Boulevard	Houston	TX	77036	Harris	1	Multifamily	High Rise	1964	2004	136	Units	94.9%	07/31/16
34	GACC	ACG Manufactured Housing Portfolio II	Various	Various	Various	Various	Various	4	Manufactured Housing	Manufactured Housing	Various	Various	462	Pads	82.0%	Various
34.01	GACC	Winder Village Mobile Home Park	400 Fairview Avenue	Winder	GA	30680	Barrow	1	Manufactured Housing	Manufactured Housing	1987		110	Pads	67.3%	05/12/16
34.02	GACC	Heritage Estates	3438 Gordon Terry Parkway	Trinity	AL	35673	Morgan	1	Manufactured Housing	Manufactured Housing	1995	2014	159	Pads	79.9%	05/01/16
34.03	GACC	Wares MHC	4360 Pinson Valley Parkway	Birmingham	AL	35215	Jefferson	1	Manufactured Housing	Manufactured Housing	1951		113	Pads	87.6%	05/12/16
34.04	GACC	Mimosa MHC	5116 Pinson Valley Parkway	Birmingham	AL	35215	Jefferson	1	Manufactured Housing	Manufactured Housing	1966		80	Pads	98.8%	05/12/16
35	JPMCB	Holiday Inn: Cleveland East	7701 Reynolds Road	Mentor	OH	44060	Lake	1	Hotel	Full Service	1973	2013	132	Rooms	68.0%	06/30/16
36	JPMCB	502 Henry Street	502 Henry Street	Brooklyn	NY	11231	Kings	1	Mixed Use	Retail/Multifamily	1922		1,850	Square Feet	100.0%	05/10/16

A-1-1

ANNEX A-1

							Original		Current						Net
			Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First
Loan #	Seller(1)	Property Name	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date
1	JPMCB	9 West 57th Street	3,400,000,000	07/28/16	29.8%	80,000,000	603	80,000,000	603	7.1%	No	No	2.85950	0.00965	2.84985	Actual/360	193,281.02	2,319,372.22	08/30/16	10/01/16
2	GACC	10 Hudson Yards	2,150,000,000	07/01/16	32.9%	80,000,000	390	80,000,000	390	7.1%	No	No	2.98333	0.00965	2.97368	Actual/360	201,651.23	2,419,814.76	08/01/16	09/06/16
3	GACC	Starbucks Center	453,500,000	06/21/16	30.9%	65,000,000	93	65,000,000	93	5.8%	No	No	3.52400	0.01411	3.50989	Actual/360	193,534.49	2,322,413.88	09/14/16	11/06/16
4	JPMCB	Fresno Fashion Fair Mall	565,000,000	08/24/16	57.5%	60,000,000	606	60,000,000	606	5.3%	No	No	3.58700	0.01411	3.57289	Actual/360	181,840.97	2,182,091.67	10/06/16	12/01/16
5	JPMCB	Windsor Square	83,700,000	08/22/16	71.7%	60,000,000	91	60,000,000	91	5.3%	No	No	3.76700	0.02411	3.74289	Actual/360	278,448.46	3,341,381.52	09/30/16	11/01/16
6	JPMCB	PNC Center	86,600,000	07/21/16	67.1%	58,260,000	92	58,094,309	91	5.2%	No	Yes - Group 1	3.87445	0.01411	3.86034	Actual/360	273,941.80	3,287,301.60	08/25/16	10/01/16
7	GACC	Nashville Technology Office Campus	76,675,000	07/21/16	65.2%	50,000,000	144	50,000,000	144	4.4%	No	No	4.19000	0.01411	4.17589	Actual/360	244,216.85	2,930,602.20	09/15/16	11/01/16
8	GACC	60 Madison Avenue	200,000,000	08/01/16	50.0%	45,000,000	460	45,000,000	460	4.0%	No	No	3.50000	0.01090	3.48910	Actual/360	133,072.92	1,596,875.04	09/12/16	11/06/16
9	JPMCB	Moffett Gateway	525,000,000	07/20/16	46.3%	43,000,000	397	43,000,000	397	3.8%	No	No	3.31940	0.01090	3.30850	Actual/360	208,985.71	2,507,828.57	09/22/16	11/01/16
10	JPMCB	693 Fifth Avenue	525,000,000	05/24/16	47.6%	42,500,000	2,590	42,500,000	2,590	3.8%	No	No	3.96600	0.01090	3.95510	Actual/360	223,533.56	2,682,402.72	06/10/16	08/01/16
11	JPMCB	Embassy Suites Monterey Bay Seaside	62,000,000	06/01/16	68.0%	42,160,000	187,378	42,160,000	187,378	3.7%	No	No	4.20000	0.01411	4.18589	Actual/360	206,169.64	2,474,035.68	08/05/16	10/01/16
12	GACC	Westin Memphis	64,700,000	06/17/16	61.8%	40,000,000	197,044	40,000,000	197,044	3.6%	No	No	4.57000	0.01411	4.55589	Actual/360	204,341.21	2,452,094.52	10/14/16	12/06/16
13	JPMCB	1 Kaiser Plaza	212,000,000	06/22/16	45.8%	37,100,000	183	37,100,000	183	3.3%	No	No	4.14000	0.01090	4.12910	Actual/360	129,772.71	1,557,272.50	06/30/16	08/01/16
14	JPMCB	The Hamptons	47,700,000	09/06/16	70.2%	33,500,000	50,150	33,500,000	50,150	3.0%	No	No	4.17200	0.03411	4.13789	Actual/360	163,273.75	1,959,285.00	10/13/16	12/01/16
15	GACC	Riverside Center	47,800,000	06/30/16	69.0%	33,000,000	121	33,000,000	121	2.9%	No	No	3.91000	0.01411	3.89589	Actual/360	155,839.62	1,870,075.44	09/13/16	11/06/16
16	JPMCB	Salesforce Tower	181,100,000	07/21/16	59.6%	30,000,000	98	30,000,000	98	2.7%	No	Yes - Group 1	4.36690	0.01090	4.35600	Actual/360	110,688.78	1,328,265.42	08/25/16	10/01/16
17	GACC	100 Oceangate	46,500,000	09/22/16	64.5%	30,000,000	130	30,000,000	130	2.7%	No	No	3.61000	0.01411	3.59589	Actual/360	136,562.24	1,638,746.88	09/27/16	11/06/16
18	JPMCB	100 East Wisconsin Avenue	82,300,000	07/19/16	65.2%	28,800,000	124	28,718,093	123	2.6%	No	Yes - Group 1	3.87445	0.01411	3.86034	Actual/360	135,419.22	1,625,030.64	08/25/16	10/01/16
19	GACC	Shops at Avenue North	38,690,000	01/01/17	69.9%	27,083,000	288	27,048,510	288	2.4%	No	No	4.20000	0.01411	4.18589	Actual/360	132,440.52	1,589,286.24	10/04/16	11/06/16
20	JPMCB	Arborwood at Mann Road Apartments	36,100,000	08/02/16	72.9%	26,300,000	101,154	26,300,000	101,154	2.3%	No	No	4.44750	0.03161	4.41589	Actual/360	132,439.08	1,589,268.96	08/19/16	10/01/16
21	GACC	Riverwood Corporate Center I & III	32,500,000	09/01/16	73.8%	24,000,000	133	24,000,000	133	2.1%	No	No	3.97500	0.01411	3.96089	Actual/360	114,234.03	1,370,808.36	09/30/16	11/06/16
22	JPMCB	Westfield San Francisco Centre	1,220,000,000	04/27/16	35.5%	23,529,000	545	23,529,000	545	2.1%	No	No	3.39400	0.00965	3.38435	Actual/360	67,472.13	809,665.57	07/11/16	09/01/16
23	GACC	Lake Pointe Corporate Center	26,700,000	08/12/16	74.9%	20,000,000	112	20,000,000	112	1.8%	No	No	4.04000	0.01411	4.02589	Actual/360	95,944.85	1,151,338.20	09/29/16	11/06/16
24	GACC	Beacon South Beach	29,000,000	07/19/16	63.8%	18,500,000	246,667	18,500,000	246,667	1.6%	No	No	4.92000	0.01411	4.90589	Actual/360	98,409.46	1,180,913.52	10/18/16	12/06/16
25	GACC	Sorrento Pines	26,100,000	04/11/16	69.0%	18,000,000	157	18,000,000	157	1.6%	No	No	5.12800	0.01411	5.11389	Actual/360	98,040.88	1,176,490.56	05/11/16	07/06/16
26	GACC	Cambridge Office	37,000,000	08/16/16	47.6%	17,600,000	164	17,600,000	164	1.6%	No	No	4.02000	0.01411	4.00589	Actual/360	84,228.15	1,010,737.80	10/12/16	12/06/16
27	GACC	Homewood Suites Troy	22,400,000	08/10/16	71.3%	16,000,000	106,667	15,982,269	106,548	1.4%	No	No	4.82000	0.01411	4.80589	Actual/360	84,139.99	1,009,679.88	10/05/16	11/06/16
28	JPMCB	Bond Street Portfolio	18,950,000	Various	73.9%	14,000,000	290	14,000,000	290	1.2%	No	No	4.71700	0.01411	4.70289	Actual/360	72,752.41	873,028.92	10/14/16	12/01/16
28.01	JPMCB	Lawrenceville Center	7,900,000	08/31/16		5,836,412		5,836,412		0.5%
28.02	JPMCB	Hamilton Crossing	4,050,000	08/16/16		2,992,084		2,992,084		0.3%
28.03	JPMCB	Fuquay Commons	3,600,000	08/23/16		2,659,631		2,659,631		0.2%
28.04	JPMCB	Butler Crossing	3,400,000	03/01/17		2,511,873		2,511,873		0.2%
29	GACC	The Comeau Building West Palm Beach	17,100,000	08/17/16	71.8%	12,300,000	143	12,269,943	142	1.1%	No	No	4.64000	0.01411	4.62589	Actual/360	63,349.63	760,195.56	09/06/16	10/06/16
30	JPMCB	Hampton Inn & Suites Albany	14,500,000	06/01/16	69.0%	10,000,000	106,383	10,000,000	106,383	0.9%	No	No	4.84700	0.01411	4.83289	Actual/360	57,571.06	690,852.72	10/07/16	12/01/16
31	GACC	Coliseum Meadows	11,500,000	07/21/16	67.8%	7,800,000	168	7,800,000	168	0.7%	No	No	4.35000	0.05411	4.29589	Actual/360	38,829.32	465,951.84	08/31/16	10/06/16
32	JPMCB	Firethorne Retail Center	11,460,000	12/08/16	67.6%	7,750,000	258	7,750,000	258	0.7%	No	No	4.34000	0.05411	4.28589	Actual/360	38,534.78	462,417.36	10/07/16	12/01/16
33	GACC	Conquistador Apartments	11,000,000	08/02/16	69.4%	7,650,000	56,250	7,630,262	56,105	0.7%	No	No	4.37000	0.01411	4.35589	Actual/360	38,172.76	458,073.12	08/30/16	10/06/16
34	GACC	ACG Manufactured Housing Portfolio II	10,800,000	Various	64.4%	6,980,000	15,108	6,955,761	15,056	0.6%	No	No	4.82000	0.01411	4.80589	Actual/360	36,706.07	440,472.84	07/11/16	09/06/16
34.01	GACC	Winder Village Mobile Home Park	3,140,000	06/08/16		2,029,370		2,022,323		0.2%
34.02	GACC	Heritage Estates	2,950,000	06/10/16		1,906,574		1,899,953		0.2%
34.03	GACC	Wares MHC	2,780,000	06/10/16		1,796,704		1,790,464		0.2%
34.04	GACC	Mimosa MHC	1,930,000	06/10/16		1,247,352		1,243,020		0.1%
35	JPMCB	Holiday Inn: Cleveland East	9,500,000	07/01/16	67.8%	6,450,000	48,864	6,443,114	48,811	0.6%	No	No	4.98000	0.06161	4.91839	Actual/360	34,546.20	414,554.40	09/16/16	11/01/16
36	JPMCB	502 Henry Street	6,500,000	04/01/16	38.4%	2,500,000	1,351	2,497,497	1,350	0.2%	No	No	5.25000	0.01411	5.23589	Actual/360	13,805.09	165,661.08	09/30/16	11/01/16

A-1-2

ANNEX A-1

			Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)
1	JPMCB	9 West 57th Street			118	0	120	2	1	1	0	09/01/26	No		80,000,000	29.8%	L(26),Def(87),O(7)
2	GACC	10 Hudson Yards			117	0	120	3	6	0	0	08/06/26	No		80,000,000	32.9%	L(27),Def(88),O(5)
3	GACC	Starbucks Center			119	0	120	1	6	0	0	10/06/26	Yes	10/06/28	65,000,000	30.9%	L(25),Def(90),O(5)
4	JPMCB	Fresno Fashion Fair Mall			120	0	120	0	1	5	0	11/01/26	No		60,000,000	57.5%	L(24),DeforGrtr1%orYM(92),O(4)
5	JPMCB	Windsor Square	10/01/19	11/01/19	119	360	36	1	1	0	0	10/01/26	No		51,604,924	61.7%	L(25),Def(91),O(4)
6	JPMCB	PNC Center			118	358	0	2	1	0	0	09/01/26	No		46,062,911	53.2%	L(26),Def(91),O(3)
7	GACC	Nashville Technology Office Campus	10/01/23	11/01/23	119	360	84	1	1	5	5	10/01/26	No		47,430,804	61.9%	L(25),Def(91),O(4)
8	GACC	60 Madison Avenue			119	0	120	1	6	0	0	10/06/26	No		45,000,000	50.0%	L(25),Def(91),O(4)
9	JPMCB	Moffett Gateway	10/01/21	11/01/21	125	360	60	1	1	0	0	04/01/27	No		36,529,930	39.3%	L(25),Def(94),O(7)
10	JPMCB	693 Fifth Avenue	07/01/18	08/01/18	116	300	24	4	1	0	0	07/01/26	No		33,344,171	37.4%	L(25),Grtr1%orYM(91),O(4)
11	JPMCB	Embassy Suites Monterey Bay Seaside	09/01/19	10/01/19	118	360	36	2	1	0	0	09/01/26	No		36,646,637	59.1%	L(25),Grtr1%orYM(88),O(7)
12	GACC	Westin Memphis			120	360	0	0	6	0	0	11/06/26	No		32,411,752	50.1%	L(24),Def(92),O(4)
13	JPMCB	1 Kaiser Plaza			116	0	120	4	1	0	5 (Twice per year)	07/01/26	No		37,100,000	45.8%	L(28),Def(88),O(4)
14	JPMCB	The Hamptons	11/01/18	12/01/18	120	360	24	0	1	0	0	11/01/26	No		28,355,997	59.4%	L(25),Grtr1%orYM(92),O(3)
15	GACC	Riverside Center	10/06/19	11/06/19	119	360	36	1	6	0	0	10/06/26	No		28,483,885	59.6%	L(25),Def(90),O(5)
16	JPMCB	Salesforce Tower			118	0	120	2	1	0	0	09/01/26	No		30,000,000	59.6%	L(26),Def(91),O(3)
17	GACC	100 Oceangate	10/06/21	11/06/21	119	360	60	1	6	0	0	10/06/26	No		27,041,345	58.2%	L(25),Def(91),O(4)
18	JPMCB	100 East Wisconsin Avenue			118	358	0	2	1	0	0	09/01/26	No		22,770,543	51.7%	L(26),Def(91),O(3)
19	GACC	Shops at Avenue North			119	359	0	1	6	0	0	10/06/26	No		21,666,261	56.0%	L(25),Def(90),O(5)
20	JPMCB	Arborwood at Mann Road Apartments	09/01/19	10/01/19	118	360	36	2	1	0	0	09/01/26	No		22,994,468	63.7%	L(25),Grtr1%orYM(92),O(3)
21	GACC	Riverwood Corporate Center I & III	10/06/17	11/06/17	119	360	12	1	6	0	0	10/06/26	No		19,636,417	60.4%	L(25),Def(91),O(4)
22	JPMCB	Westfield San Francisco Centre			117	0	120	3	1	5	5	08/01/26	No		23,529,000	35.5%	L(27),DeforGrtr1%orYM(89),O(4)
23	GACC	Lake Pointe Corporate Center	10/06/19	11/06/19	119	360	36	1	6	0	0	10/06/26	No		17,318,063	64.9%	L(25),Def(91),O(4)
24	GACC	Beacon South Beach			120	360	0	0	6	0	0	11/06/26	No		15,167,158	52.3%	L(24),Def(92),O(4)
25	GACC	Sorrento Pines	06/06/18	07/06/18	115	360	24	5	6	0	0	06/06/26	No		15,625,677	59.9%	L(29),Def(88),O(3)
26	GACC	Cambridge Office	11/06/18	12/06/18	120	360	24	0	6	0	0	11/06/26	No		14,834,334	40.1%	L(24),Def(92),O(4)
27	GACC	Homewood Suites Troy			119	359	0	1	6	0	0	10/06/26	No		13,075,235	58.4%	L(25),Def(91),O(4)
28	JPMCB	Bond Street Portfolio	11/01/17	12/01/17	120	360	12	0	1	0	0	11/01/26	No		11,720,479	61.8%	L(25),Grtr1%orYM(93),O(2)
28.01	JPMCB	Lawrenceville Center													4,886,110
28.02	JPMCB	Hamilton Crossing													2,504,905
28.03	JPMCB	Fuquay Commons													2,226,582
28.04	JPMCB	Butler Crossing													2,102,883
29	GACC	The Comeau Building West Palm Beach			118	358	0	2	6	0	0	09/06/26	No		9,990,509	58.4%	L(26),Def(90),O(4)
30	JPMCB	Hampton Inn & Suites Albany			120	300	0	0	1	0	0	11/01/26	No		7,433,504	51.3%	L(24),Def(93),O(3)
31	GACC	Coliseum Meadows	09/06/19	10/06/19	118	360	36	2	6	0	0	09/06/26	No		6,804,125	59.2%	L(26),Def(89),O(5)
32	JPMCB	Firethorne Retail Center			120	360	0	0	1	0	0	11/01/26	No		6,230,161	54.4%	L(25),Grtr1%orYM(92),O(3)
33	GACC	Conquistador Apartments			118	358	0	2	6	0	0	09/06/26	No		6,156,297	56.0%	L(26),Def(90),O(4)
34	GACC	ACG Manufactured Housing Portfolio II			117	357	0	3	6	0	0	08/06/26	No		5,704,174	52.8%	L(27),Def(89),O(4)
34.01	GACC	Winder Village Mobile Home Park													1,658,436
34.02	GACC	Heritage Estates													1,558,085
34.03	GACC	Wares MHC													1,468,297
34.04	GACC	Mimosa MHC													1,019,357
35	JPMCB	Holiday Inn: Cleveland East			119	359	0	1	1	0	0	10/01/26	No		5,298,844	55.8%	L(25),Grtr1%orYM(93),O(2)
36	JPMCB	502 Henry Street			119	359	0	1	1	0	0	10/01/26	No		2,071,785	31.9%	L(25),Grtr1%orYM(92),O(3)

A-1-3

ANNEX A-1

			HISTORICAL FINANCIALS(13)

			2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	9 West 57th Street	116,748,306	55,775,327	60,972,979	127,093,163	59,405,953	67,687,210	148,729,532	63,564,960	85,164,572	161,485,907	64,471,574	97,014,333	06/30/16
2	GACC	10 Hudson Yards
3	GACC	Starbucks Center	22,904,823	6,983,351	15,921,473	23,444,437	6,920,178	16,524,259	23,257,602	7,084,361	16,173,241	22,573,473	7,094,458	15,479,016	06/30/16
4	JPMCB	Fresno Fashion Fair Mall	31,587,519	6,451,070	25,136,449	32,794,192	6,442,883	26,351,309	33,828,408	5,653,406	28,175,002	33,789,630	5,728,731	28,060,898	06/30/16
5	JPMCB	Windsor Square	6,340,579	1,665,051	4,675,528	6,535,850	1,752,552	4,783,298	6,649,614	1,800,799	4,848,816	6,965,954	1,820,649	5,145,304	07/31/16
6	JPMCB	PNC Center	12,583,216	6,514,126	6,069,090	13,329,714	6,735,621	6,594,093	13,839,520	7,345,811	6,493,709	14,772,625	7,245,836	7,526,789	06/30/16
7	GACC	Nashville Technology Office Campus										3,664,344	1,094,112	2,570,232	06/30/16
8	GACC	60 Madison Avenue	8,821,740	3,216,614	5,605,126	7,712,836	3,823,892	3,888,944	11,139,178	4,706,673	6,432,505	12,010,368	4,930,755	7,079,613	06/30/16
9	JPMCB	Moffett Gateway
10	JPMCB	693 Fifth Avenue				8,701,285	3,798,967	4,902,318	18,736,883	4,528,682	14,208,201	19,908,869	5,101,167	14,807,702	08/31/16
11	JPMCB	Embassy Suites Monterey Bay Seaside	13,784,140	11,296,300	2,487,840	15,252,462	11,804,318	3,448,144	16,655,807	12,124,251	4,531,556	17,285,114	12,441,594	4,843,520	06/30/16
12	GACC	Westin Memphis	14,937,112	10,688,944	4,248,168	15,323,039	10,604,529	4,718,510	16,336,744	11,077,219	5,259,525	16,564,180	11,115,572	5,448,608	07/31/16
13	JPMCB	1 Kaiser Plaza	13,704,072	7,386,059	6,318,013	17,631,874	8,349,112	9,282,762	15,981,958	8,094,580	7,887,377	17,030,101	8,384,414	8,645,687	06/30/16
14	JPMCB	The Hamptons										4,507,658	2,051,551	2,456,106	07/31/16
15	GACC	Riverside Center
16	JPMCB	Salesforce Tower	25,645,275	13,160,861	12,484,414	27,432,454	13,705,299	13,727,155	25,195,298	13,380,191	11,815,107	25,515,651	13,700,975	11,814,676	06/30/16
17	GACC	100 Oceangate	5,271,866	2,590,015	2,681,851	5,438,459	2,677,204	2,761,255	5,683,255	2,818,507	2,864,748	5,866,817	2,880,050	2,986,768	07/31/16
18	JPMCB	100 East Wisconsin Avenue	14,019,246	7,023,802	6,995,444	14,572,712	6,946,879	7,625,833	13,182,782	6,916,873	6,265,909	13,311,685	6,983,586	6,328,099	06/30/16
19	GACC	Shops at Avenue North	3,031,069	759,126	2,271,943	2,885,602	650,632	2,234,970	3,041,671	772,405	2,269,266	2,993,455	696,565	2,296,890	08/31/16
20	JPMCB	Arborwood at Mann Road Apartments										2,707,472	1,130,192	1,577,280	07/31/16
21	GACC	Riverwood Corporate Center I & III	3,859,430	1,634,796	2,224,634	3,849,289	1,600,261	2,249,028	3,647,199	1,587,784	2,059,415	3,808,374	1,588,422	2,219,952	07/31/16
22	JPMCB	Westfield San Francisco Centre	84,120,789	35,722,327	48,398,462	84,621,362	36,493,338	48,128,023	88,603,550	37,649,371	50,954,179	90,654,772	38,690,784	51,963,988	03/31/16
23	GACC	Lake Pointe Corporate Center	2,916,328	1,475,911	1,440,417	3,436,026	1,366,701	2,069,325	3,275,360	1,370,963	1,904,397	3,429,233	1,400,335	2,028,897	06/30/16
24	GACC	Beacon South Beach	5,567,352	3,508,052	2,059,300	5,694,702	3,629,596	2,065,106	5,729,129	3,749,492	1,979,637	5,982,230	3,870,540	2,111,690	08/31/16
25	GACC	Sorrento Pines	2,101,000	922,576	1,178,423	2,164,616	884,478	1,280,139	2,315,468	785,076	1,530,392	2,334,919	794,431	1,540,488	03/31/16
26	GACC	Cambridge Office	2,782,888	1,286,107	1,496,781	2,845,750	1,317,910	1,527,840	2,839,501	1,410,821	1,428,680	3,012,907	1,363,594	1,649,313	06/30/16
27	GACC	Homewood Suites Troy	4,955,478	3,392,106	1,563,372	5,339,085	3,529,063	1,810,022	5,681,631	3,693,679	1,987,952	5,775,199	3,661,465	2,113,734	07/31/16
28	JPMCB	Bond Street Portfolio
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach				1,375,892	934,419	441,473	1,627,224	867,356	759,868	1,826,769	792,819	1,033,951	07/31/16
30	JPMCB	Hampton Inn & Suites Albany				3,213,543	1,697,195	1,516,348	3,367,963	1,762,390	1,605,572	3,393,855	1,772,757	1,621,098	06/30/16
31	GACC	Coliseum Meadows	1,122,917	275,941	846,976	1,048,061	273,235	774,826	1,052,532	319,902	732,630	1,095,366	340,069	755,297	06/30/16
32	JPMCB	Firethorne Retail Center										576,505	237,736	338,769	08/31/16
33	GACC	Conquistador Apartments	1,092,296	523,328	568,968	1,175,082	574,009	601,073	1,307,893	620,484	687,409	1,395,680	604,806	790,874	07/31/16
34	GACC	ACG Manufactured Housing Portfolio II	548,477	276,605	271,872	1,319,951	588,623	731,328	1,429,032	658,953	770,079	1,441,893	665,443	776,450	04/30/16
34.01	GACC	Winder Village Mobile Home Park				316,332	137,728	178,604	356,021	155,083	200,938	362,033	163,754	198,279	04/30/16
34.02	GACC	Heritage Estates				366,558	141,423	225,135	369,846	129,504	240,342	355,155	124,227	230,928	04/30/16
34.03	GACC	Wares MHC	292,215	169,425	122,789	330,146	161,435	168,711	381,440	188,158	193,282	394,535	189,474	205,061	04/30/16
34.04	GACC	Mimosa MHC	256,263	107,180	149,083	306,915	148,037	158,878	321,725	186,208	135,517	330,170	187,988	142,182	04/30/16
35	JPMCB	Holiday Inn: Cleveland East	2,261,448	2,265,215	-3,766	4,001,487	2,982,784	1,018,702	4,053,797	3,150,872	902,926	3,904,809	3,111,204	793,605	06/30/16
36	JPMCB	502 Henry Street	132,000	37,950	94,050	145,200	38,200	107,000	191,800	42,300	149,500

A-1-4

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type(23)	Expiration	Extension Terms	PML %
1	JPMCB	9 West 57th Street	66.9%	166,714,099	58,877,243	107,836,855	738,788	107,098,067	3.67	3.64	10.6%	10.6%	Fee/Leasehold	05/22/98	None
2	GACC	10 Hudson Yards	92.3%	136,011,383	44,496,991	91,514,392	1,894,321	89,620,071	4.27	4.18	12.9%	12.7%	Fee
3	GACC	Starbucks Center	93.8%	24,472,536	7,275,564	17,196,971	1,407,089	15,789,882	3.44	3.16	12.3%	11.3%	Fee			16%
4	JPMCB	Fresno Fashion Fair Mall	89.6%	32,392,463	6,099,950	26,292,513	993,289	25,299,223	2.22	2.14	8.1%	7.8%	Fee			7%
5	JPMCB	Windsor Square	90.0%	7,183,448	1,726,445	5,457,003	553,249	4,903,754	1.63	1.47	9.1%	8.2%	Fee
6	JPMCB	PNC Center	92.0%	14,835,508	7,776,255	7,059,253	1,082,149	5,977,104	2.15	1.82	12.2%	10.3%	Fee
7	GACC	Nashville Technology Office Campus	95.0%	7,160,587	2,326,723	4,833,864	376,356	4,457,508	1.65	1.52	9.7%	8.9%	Fee
8	GACC	60 Madison Avenue	95.1%	14,042,996	5,250,144	8,792,852	798,056	7,994,796	2.48	2.25	8.8%	8.0%	Fee
9	JPMCB	Moffett Gateway	95.0%	35,097,235	6,170,971	28,926,265	1,294,985	27,631,280	2.04	1.95	11.9%	11.4%	Fee			15%
10	JPMCB	693 Fifth Avenue	86.9%	20,153,750	4,235,787	15,917,963	206,811	15,711,152	1.01	1.00	6.4%	6.3%	Fee
11	JPMCB	Embassy Suites Monterey Bay Seaside	83.9%	17,237,808	12,579,694	4,658,114	0	4,658,114	1.88	1.88	11.0%	11.0%	Leasehold	09/08/88	None	11%
12	GACC	Westin Memphis	81.8%	16,564,180	11,115,572	5,448,608	662,567	4,786,041	2.22	1.95	13.6%	12.0%	Fee			7%
13	JPMCB	1 Kaiser Plaza	94.2%	18,925,094	8,517,964	10,407,130	1,583,091	8,824,039	2.55	2.16	10.7%	9.1%	Fee			14%
14	JPMCB	The Hamptons	95.0%	4,887,605	2,110,456	2,777,149	66,800	2,710,349	1.42	1.38	8.3%	8.1%	Fee
15	GACC	Riverside Center	95.0%	5,645,171	2,484,639	3,160,532	115,497	3,045,035	1.69	1.63	9.6%	9.2%	Fee
16	JPMCB	Salesforce Tower	85.1%	27,585,123	13,874,433	13,710,690	1,878,699	11,831,991	2.87	2.47	12.7%	11.0%	Fee
17	GACC	100 Oceangate	82.3%	5,932,784	2,996,824	2,935,960	329,023	2,606,937	1.79	1.59	9.8%	8.7%	Fee			19%
18	JPMCB	100 East Wisconsin Avenue	91.9%	13,565,502	7,399,060	6,166,442	783,797	5,382,645	2.03	1.77	11.5%	10.0%	Fee
19	GACC	Shops at Avenue North	95.0%	3,145,868	701,445	2,444,423	177,497	2,266,926	1.54	1.43	9.0%	8.4%	Leasehold	02/16/04	10, five-year options
20	JPMCB	Arborwood at Mann Road Apartments	95.0%	3,062,721	1,101,833	1,960,888	65,000	1,895,888	1.23	1.19	7.5%	7.2%	Fee
21	GACC	Riverwood Corporate Center I & III	92.6%	4,032,975	1,641,659	2,391,316	300,311	2,091,005	1.74	1.53	10.0%	8.7%	Fee
22	JPMCB	Westfield San Francisco Centre	95.6%	95,016,729	38,462,539	56,554,190	1,736,500	54,817,690	3.79	3.68	13.1%	12.7%	Fee/Leasehold	06/30/43	One, 15-year option	13%
23	GACC	Lake Pointe Corporate Center	93.0%	3,395,815	1,469,790	1,926,025	234,743	1,691,282	1.67	1.47	9.6%	8.5%	Fee			10%; 9%
24	GACC	Beacon South Beach	90.8%	5,982,230	3,902,767	2,079,463	239,289	1,840,174	1.76	1.56	11.2%	9.9%	Fee
25	GACC	Sorrento Pines	95.8%	2,468,131	879,763	1,588,367	108,923	1,479,444	1.35	1.26	8.8%	8.2%	Fee			14%
26	GACC	Cambridge Office	95.0%	3,338,779	1,265,317	2,073,462	187,313	1,886,149	2.05	1.87	11.8%	10.7%	Fee
27	GACC	Homewood Suites Troy	86.3%	5,775,199	3,695,496	2,079,703	231,008	1,848,695	2.06	1.83	13.0%	11.6%	Fee
28	JPMCB	Bond Street Portfolio	95.0%	1,590,819	376,781	1,214,039	65,728	1,148,311	1.39	1.32	8.7%	8.2%	Fee
28.01	JPMCB	Lawrenceville Center	95.0%	651,844	145,848	505,995	21,818	484,178					Fee
28.02	JPMCB	Hamilton Crossing	95.0%	347,046	89,296	257,750	24,332	233,418					Fee
28.03	JPMCB	Fuquay Commons	95.0%	286,025	54,675	231,350	12,480	218,870					Fee
28.04	JPMCB	Butler Crossing	95.0%	305,904	86,961	218,943	7,098	211,845					Fee
29	GACC	The Comeau Building West Palm Beach	93.0%	2,002,602	821,427	1,181,175	172,065	1,009,110	1.55	1.33	9.6%	8.2%	Fee
30	JPMCB	Hampton Inn & Suites Albany	77.3%	3,393,855	1,812,289	1,581,567	0	1,581,567	2.29	2.29	15.8%	15.8%	Fee
31	GACC	Coliseum Meadows	87.8%	1,156,454	356,804	799,650	58,353	741,297	1.72	1.59	10.3%	9.5%	Fee			10%
32	JPMCB	Firethorne Retail Center	95.0%	1,061,095	267,627	793,468	49,135	744,334	1.72	1.61	10.2%	9.6%	Fee
33	GACC	Conquistador Apartments	93.2%	1,453,311	649,000	804,311	29,376	774,935	1.76	1.69	10.5%	10.2%	Fee
34	GACC	ACG Manufactured Housing Portfolio II	77.6%	1,430,866	730,312	700,554	23,100	677,454	1.59	1.54	10.1%	9.7%	Fee
34.01	GACC	Winder Village Mobile Home Park	62.5%	362,033	175,231	186,802	5,500	181,302					Fee
34.02	GACC	Heritage Estates	79.2%	348,900	155,086	193,814	7,950	185,864					Fee
34.03	GACC	Wares MHC	85.0%	394,535	204,461	190,074	5,650	184,424					Fee
34.04	GACC	Mimosa MHC	95.0%	325,398	195,533	129,865	4,000	125,865					Fee
35	JPMCB	Holiday Inn: Cleveland East	68.0%	3,847,212	2,974,158	873,055	0	873,055	2.11	2.11	13.6%	13.6%	Fee
36	JPMCB	502 Henry Street	79.6%	258,168	48,493	209,675	9,005	200,671	1.27	1.21	8.4%	8.0%	Fee

A-1-5

ANNEX A-1

			UPFRONT ESCROW(16)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	9 West 57th Street	0	287,500	0	25,000,000	9,417,640	264,333	0	29,524,018	Free Rent Reserve: 16,462,227.63; Outstanding TI/LC Reserve: 13,061,789.91
2	GACC	10 Hudson Yards	0	0	0	0	0	0	0	159,543,940	Remaining Construction Work Reserve: 90,969,679; Existing TI/LC Reserve: 34,414,188; Free Rent Reserve: 34,160,073
3	GACC	Starbucks Center	0	0	177,500	455,670	13,389	165,278	0	303,780	Rent Concession Reserve
4	JPMCB	Fresno Fashion Fair Mall	0	0	0	0	0	0	0	0
5	JPMCB	Windsor Square	6,570	140,580	0	37,083	296,096	0	0	197,132	Outstanding TI/LC Reserve
6	JPMCB	PNC Center	1,135,169	0	0	1,579,570	1,025,511	0	0	675,401	Outstanding TI/LC Reserve: 558,272; Free Rent Reserve: 117,129
7	GACC	Nashville Technology Office Campus	0	0	0	0	244,794	0	0	4,794,942	HCA Approved Leasing Expenses Reserve
8	GACC	60 Madison Avenue	0	0	0	0	634,439	55,000	0	2,729,411	Approved Leasing Expenses Reserve: 1,907,353.69; Free Rent Reserve: 822,056.89
9	JPMCB	Moffett Gateway	0	0	0	0	180,864	0	0	86,961,915	Outstanding TI/LC Reserve: 49,386,882; Free Rent Reserve: 37,575,033
10	JPMCB	693 Fifth Avenue	0	0	0	0	0	0	0	3,327,853	Outstanding TI Reserve: 3,022,059.98; Free Rent Reserve: 305,792.73
11	JPMCB	Embassy Suites Monterey Bay Seaside	0	0	0	0	50,866	0	0	6,050,000	PIP Reserve: 6,000,000; Ground Lease Reserve: 50,000
12	GACC	Westin Memphis	0	0	0	0	0	170,743	0	3,047,500	PIP Reserve: 3,000,000; Ground Rent Reserve: 47,500
13	JPMCB	1 Kaiser Plaza	0	0	0	0	0	0	0	7,620,726	Outstanding TI/LC Reserve: 7,404,708; Free Rent Reserve: 216,018
14	JPMCB	The Hamptons	5,567	0	0	0	29,899	9,781	0	0
15	GACC	Riverside Center	0	0	0	1,500,000	0	0	0	0
16	JPMCB	Salesforce Tower	4,250,420	0	0	138,140	2,338,627	0	0	28,978,312	Outstanding TI/LC Reserve: 20,896,672; Free Rent Reserve: 8,081,640
17	GACC	100 Oceangate	0	192,855	0	1,000,000	281,699	0	0	4,008,743	Future Lease Reserve: 2,750,000; Free Rent Reserve: 707,878.64; Approved Leasing Expenses Reserve: 550,864.25
18	JPMCB	100 East Wisconsin Avenue	427,803	397,000	0	1,554,500	1,872,485	0	0	1,265,150	Free Rent Reserve: 1,090,951; Outstanding TI/LC Reserve: 174,199
19	GACC	Shops at Avenue North	0	40,625	0	0	53,332	0	0	181,166	AMC Full Rent Replication Reserve
20	JPMCB	Arborwood at Mann Road Apartments	0	0	0	0	0	0	0	0
21	GACC	Riverwood Corporate Center I & III	0	0	0	0	82,696	0	0	180,144	Approved Leasing Expenses Reserve
22	JPMCB	Westfield San Francisco Centre	0	0	0	0	0	0	0	4,300,000	Zara Lease Reserve
23	GACC	Lake Pointe Corporate Center	864,246	25,750	0	150,000	385,668	0	0	0
24	GACC	Beacon South Beach	0	9,063	0	0	299,859	181,252	0	1,720,000	Holdback Reserve: 1,500,000; Seasonality Reserve: 220,000
25	GACC	Sorrento Pines	0	0	0	111,079	44,583	21,270	0	0
26	GACC	Cambridge Office	0	0	0	0	342,242	0	0	0
27	GACC	Homewood Suites Troy	0	0	0	0	30,000	2,856	0	1,500,000	PIP Reserve
28	JPMCB	Bond Street Portfolio	30,000	0	0	210,000	37,550	0	0	993,418	Jimmy John’s Reserve: 600,000; Outstanding TI/LC Reserve: 374,000; Free Rent Reserve: 19,418.47
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach	0	0	0	175,000	233,966	45,000	0	0
30	JPMCB	Hampton Inn & Suites Albany	11,317	0	0	0	94,760	5,448	0	0
31	GACC	Coliseum Meadows	0	0	0	0	7,917	0	0	203,453	Absolute Dental Reserve: 196,968; Free Rent Reserve: 6,485
32	JPMCB	Firethorne Retail Center	375	0	0	3,598	142,295	0	0	436,521	Outstanding TI/LC Reserve: 413,871; Free Rent Reserve: 22,650
33	GACC	Conquistador Apartments	150,000	12,200	0	0	78,455	0	0	300,000	Sprinkler Compliance Reserve
34	GACC	ACG Manufactured Housing Portfolio II	0	291,081	0	0	78,945	6,842	0	0
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East	0	0	0	0	45,322	4,079	0	50,000	PIP Reserve
36	JPMCB	502 Henry Street	147	44,913	0	232	6,310	0	0	0

A-1-6

ANNEX A-1

			MONTHLY ESCROW(17)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	9 West 57th Street	61,615	0	Springing	3,139,213	88,111	0
2	GACC	10 Hudson Yards	Springing	0	Springing	Springing	Springing	Springing	Owners Association Reserve
3	GACC	Starbucks Center	25,112	Springing	Springing	74,381	Springing	0
4	JPMCB	Fresno Fashion Fair Mall	Springing	0	Springing	Springing	Springing	0
5	JPMCB	Windsor Square	6,570	0	37,083	24,000	Springing	0
6	JPMCB	PNC Center	10,610	0	79,570	176,100	Springing	0
7	GACC	Nashville Technology Office Campus	5,773	0	25,106	30,599	Springing	0
8	GACC	60 Madison Avenue	3,626	0	Springing	158,610	Springing	0
9	JPMCB	Moffett Gateway	0	0	0	180,864	Springing	0
10	JPMCB	693 Fifth Avenue	0	0	0	Springing	Springing	0
11	JPMCB	Embassy Suites Monterey Bay Seaside	4% of Gross Revenues	0	0	25,600	Springing	Excess Cash	PIP Reserve: Excess Cash; Ground Lease Reserve: Springing
12	GACC	Westin Memphis	Springing	0	0	0	17,075	Springing	PIP Reserve; Ground Rent Reserve
13	JPMCB	1 Kaiser Plaza	0	0	Springing	Springing	Springing	0
14	JPMCB	The Hamptons	5,567	0	0	29,899	9,781	0
15	GACC	Riverside Center	Springing	0	Springing	Springing	Springing	0
16	JPMCB	Salesforce Tower	18,420	0	138,140	401,600	Springing	0
17	GACC	100 Oceangate	4,765	0	38,122	49,113	Springing	0
18	JPMCB	100 East Wisconsin Avenue	10,900	0	54,500	208,100	Springing	0
19	GACC	Shops at Avenue North	1,567	0	9,401	6,667	Springing	0
20	JPMCB	Arborwood at Mann Road Apartments	5,417	0	0	29,000	Springing	0
21	GACC	Riverwood Corporate Center I & III	3,754	0	21,774	27,565	Springing	0
22	JPMCB	Westfield San Francisco Centre	Springing	0	Springing	Springing	Springing	Springing	Ground Rent Reserve
23	GACC	Lake Pointe Corporate Center	2,974	0	17,096	35,061	Springing	0
24	GACC	Beacon South Beach	4% of Gross Revenues	0	0	24,988	18,125	Springing	Seasonality Reserve
25	GACC	Sorrento Pines	1,433	0	11,943	8,917	4,687	0
26	GACC	Cambridge Office	2,230	0	13,380	48,892	Springing	0
27	GACC	Homewood Suites Troy	4% of Gross Revenues	0	0	12,083	Springing	27,778	PIP Reserve: 27,777.78; Condominium Assessments Reserve: Springing
28	JPMCB	Bond Street Portfolio	Springing	0	Springing	17,596	Springing	0
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach	1,436	0	14,361	23,397	Springing	0
30	JPMCB	Hampton Inn & Suites Albany	4% of Gross Revenues	0	0	7,897	1,362	Springing	PIP Reserve
31	GACC	Coliseum Meadows	775	0	5,621	3,958	Springing	0
32	JPMCB	Firethorne Retail Center	375	0	3,598	13,815	Springing	0
33	GACC	Conquistador Apartments	3,400	0	0	9,807	Springing	0
34	GACC	ACG Manufactured Housing Portfolio II	1,925	0	0	7,177	1,368	0
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East	4% of Gross Revenues	0	0	9,064	2,039	Springing	PIP Reserve
36	JPMCB	502 Henry Street	147	0	232	1,882	Springing	0

A-1-7

ANNEX A-1

			RESERVE CAPS(18)								LARGEST TENANT (3), (19), (20), (21)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
1	JPMCB	9 West 57th Street	2,500,000		25,000,000					No	Kohlberg, Kravis, Roberts & Co.	196,124	12/31/20
2	GACC	10 Hudson Yards								No	Coach	693,938	07/31/36
3	GACC	Starbucks Center	602,686	125% of estimated costs	15,067,160					No	Starbucks	1,151,196	09/30/25
4	JPMCB	Fresno Fashion Fair Mall	184,080		1,112,820					No	JCPenney	153,769	11/30/17
5	JPMCB	Windsor Square	236,520		1,335,000					No	Sam’s Club	135,787	10/31/27
6	JPMCB	PNC Center								No	PNC Bank, National Association	215,414	09/30/20
7	GACC	Nashville Technology Office Campus	346,294							No	Dell	226,779	07/31/22
8	GACC	60 Madison Avenue								No	Tapad Inc.	28,020	02/28/23
9	JPMCB	Moffett Gateway								Yes	Google	612,691	03/31/27
10	JPMCB	693 Fifth Avenue								No	Valentino	14,425	07/31/29
11	JPMCB	Embassy Suites Monterey Bay Seaside							PIP Reserve: 9,064,225	No
12	GACC	Westin Memphis								No
13	JPMCB	1 Kaiser Plaza			18,000,000					No	Kaiser Foundation Health Plan, Inc.	366,777	02/28/25
14	JPMCB	The Hamptons								No
15	GACC	Riverside Center								Yes	UnitedHealthcare	272,596	06/30/28
16	JPMCB	Salesforce Tower								No	Salesforce.com, Inc.	247,099	06/30/30
17	GACC	100 Oceangate			1,500,000					No	24 Hour Fitness	22,678	12/31/17
18	JPMCB	100 East Wisconsin Avenue								No	Michael Best & Friedrich LLP	89,725	12/31/19
19	GACC	Shops at Avenue North	37,606		338,450					No	AMC Theatres	37,511	07/12/27
20	JPMCB	Arborwood at Mann Road Apartments								No
21	GACC	Riverwood Corporate Center I & III	180,198		1,045,148					No	Safway Services	65,393	03/31/18
22	JPMCB	Westfield San Francisco Centre	315,727		1,973,295					No	San Francisco State University	125,483	12/31/21
23	GACC	Lake Pointe Corporate Center	107,064		900,000					No	Progrexion ASG, Inc	72,024	10/31/20
24	GACC	Beacon South Beach							220,000	No
25	GACC	Sorrento Pines			573,280					No	Bastyr University	31,478	05/31/22
26	GACC	Cambridge Office								No	Shire	68,547	11/30/20
27	GACC	Homewood Suites Troy								No
28	JPMCB	Bond Street Portfolio	30,000		210,000					No
28.01	JPMCB	Lawrenceville Center								No	Jason’s Deli	5,000	06/30/26
28.02	JPMCB	Hamilton Crossing								No	Aspen Dental	3,504	08/31/25
28.03	JPMCB	Fuquay Commons								No	Mattress Firm	3,600	04/30/17
28.04	JPMCB	Butler Crossing								No	McAlister’s Deli	3,600	10/31/26
29	GACC	The Comeau Building West Palm Beach	51,700		250,000					No	Arrow Consulting & Design, LLC	9,492	12/31/19
30	JPMCB	Hampton Inn & Suites Albany	680,000							No
31	GACC	Coliseum Meadows	27,912		202,362					No	Big 5 Sporting Goods	10,000	01/31/19
32	JPMCB	Firethorne Retail Center			130,000					No	FitnessFX	6,000	04/30/21
33	GACC	Conquistador Apartments	250,000							No
34	GACC	ACG Manufactured Housing Portfolio II								No
34.01	GACC	Winder Village Mobile Home Park								No
34.02	GACC	Heritage Estates								No
34.03	GACC	Wares MHC								No
34.04	GACC	Mimosa MHC								No
35	JPMCB	Holiday Inn: Cleveland East								No
36	JPMCB	502 Henry Street								No	Purebird	1,000	06/04/25

A-1-8

ANNEX A-1

			2nd LARGEST TENANT (19), (20), (21)			3rd LARGEST TENANT (19), (20), (21)			4th LARGEST TENANT (19), (21)			5th LARGEST TENANT (19), (21)

					Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration
1	JPMCB	9 West 57th Street	Chanel Inc.	185,120	05/31/31	Apollo Management Holdings, L.P.	111,194	04/30/20	Och Ziff Management LP	95,200	12/31/29	Tiger Global Management LLC	43,490	07/31/24
2	GACC	10 Hudson Yards	L'Oreal	411,358	08/31/31	BCG	193,295	04/30/32	SAP	144,065	06/30/32	Intersection	67,058	01/31/27
3	GACC	Starbucks Center	Home Depot	108,000	01/31/19	Amazon	45,567	04/01/26	Screamer	7,520	01/31/18	Intiman	5,000	MTM
4	JPMCB	Fresno Fashion Fair Mall	Victoria’s Secret	14,530	01/31/27	Love Culture	14,135	10/31/20	Bank of the West	14,114	12/31/18	Anthropologie	10,928	10/01/17
5	JPMCB	Windsor Square	Kohl’s	92,898	01/28/22	JCPenney	90,750	09/30/27	Life Time Fitness	36,594	12/31/21	Ross Dress For Less	30,109	01/31/21
6	JPMCB	PNC Center	Kronos Incorporated	42,575	06/30/19	Veolia Water North America	42,498	07/31/18	Indiana Gaming Commission	32,661	01/31/18	Indiana Utility Regulatory	27,031	05/31/17
7	GACC	Nashville Technology Office Campus	HCA Management Services	119,515	10/31/27
8	GACC	60 Madison Avenue	Massachusetts Mutual Life Insurance Company	27,891	03/31/24	Eyeview, Inc.	18,783	07/05/20	The Atlantic Monthly Group, Inc.	17,177	05/10/26	Community Healthcare Network, Inc.	15,080	10/19/25
9	JPMCB	Moffett Gateway
10	JPMCB	693 Fifth Avenue	JDS Development Group	11,635	04/30/20	Pierson Capital	9,629	08/31/20	Carpenters Workshop Gallery	5,075	02/28/31	Louis Licari	4,847	05/31/25
11	JPMCB	Embassy Suites Monterey Bay Seaside
12	GACC	Westin Memphis
13	JPMCB	1 Kaiser Plaza	Aiken & Welch, Inc.	11,635	04/30/21	Sitzmann Morris & Lavis, Inc.	9,838	03/31/17	Michael Baker Jr. Inc.	9,838	08/31/18	Asian & Pacific Islander American Health Forum	7,862	03/26/22
14	JPMCB	The Hamptons
15	GACC	Riverside Center
16	JPMCB	Salesforce Tower	JPMorgan Chase Bank, National Association	202,305	06/30/25	Bose McKinney & Evans, LLP	103,461	09/30/21	Ernst & Young U.S. LLP	37,487	09/30/23	Ogletree, Deakins, Nash, Smoak & Stewart, P.C.	36,573	06/30/22
17	GACC	100 Oceangate	City National Bank	17,735	06/30/26	Premier Office Centers	15,139	09/30/17	TRISTAR Risk Management	14,685	10/31/20	HCVT	11,164	07/31/19
18	JPMCB	100 East Wisconsin Avenue	The Marcus Corporation	45,310	11/30/20	Wells Fargo Bank, N.A.	41,036	10/31/23	Johnson Bank	23,540	04/30/21	The Holter Agency	22,654	09/30/20
19	GACC	Shops at Avenue North	Temple University Gym	20,000	06/30/20	Bank of America	5,398	12/31/21	Hair Fashion & Beyond	4,420	12/31/21	Metro PCS	4,200	03/31/21
20	JPMCB	Arborwood at Mann Road Apartments
21	GACC	Riverwood Corporate Center I & III	MRA - The Management Association, Inc.	43,424	06/30/21	RGN-Pewaukee, LLC	12,903	06/09/26	Merrill Lynch	11,044	12/31/20	Andaloro, Smith & Krueger, LLP	9,099	08/31/21
22	JPMCB	Westfield San Francisco Centre	Crunchyroll, Inc.	71,614	01/31/20	Century Theatres	52,636	09/30/21	Bespoke	36,977	12/31/21	True Ultimate Standards Every	28,217	02/29/20
23	GACC	Lake Pointe Corporate Center	EHealthInsurance, Inc.	27,830	12/31/17	Medical Review	25,585	12/31/18	ADP	21,000	08/31/20	OERM Software	11,949	08/31/18
24	GACC	Beacon South Beach
25	GACC	Sorrento Pines	Pall Corporation	25,774	02/29/20	Asteres, Inc.	13,350	01/31/17	HG Motorsports, LLC	11,288	07/31/18	Cerberus PaxVax, L.P.	9,066	01/31/18
26	GACC	Cambridge Office	Marie Landel & Associates	9,436	04/30/19	AEAI, Inc	2,500	09/30/19	Consultecon	2,441	05/31/18	StopLift	2,009	10/31/17
27	GACC	Homewood Suites Troy
28	JPMCB	Bond Street Portfolio
28.01	JPMCB	Lawrenceville Center	Pacific Dental	2,800	07/31/26	BurgerFi	2,600	10/31/26	Willy’s Mexicana Grill	2,200	07/31/26	AT&T	2,000	03/31/21
28.02	JPMCB	Hamilton Crossing	Massage Envy	3,489	09/30/25	Moe’s Southwest Grill	2,805	08/31/25	Nail Bar	1,467	03/31/26
28.03	JPMCB	Fuquay Commons	Krispy Kreme	1,800	05/16/21	Hibachi & Company	1,800	07/31/21	Jimmy John’s	1,600	05/31/22	Sprint	1,600	05/31/21
28.04	JPMCB	Butler Crossing	Eyemart Express	3,500	10/15/23	Vitamin Shoppe	2,000	10/31/26
29	GACC	The Comeau Building West Palm Beach	Quantuvis	5,869	05/14/21	Wine Dive, LLC	5,745	01/31/22	AM Global Wealth Management, LLC	3,483	06/30/18	AMCO Property Management, LLC	2,979	10/31/20
30	JPMCB	Hampton Inn & Suites Albany
31	GACC	Coliseum Meadows	La Michocana	4,200	11/30/20	Leslie’s PoolMart	4,200	12/31/20	Absolute Dental	3,920	03/31/22	Reno Launderland	2,400	01/31/22
32	JPMCB	Firethorne Retail Center	Sealy Dental Clinics	3,750	02/28/25	EZ Floors	2,700	12/31/21	Fusion Wok	2,062	07/31/25	Pepperoni’s	1,868	03/31/22
33	GACC	Conquistador Apartments
34	GACC	ACG Manufactured Housing Portfolio II
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East
36	JPMCB	502 Henry Street	Hay Rosie Craft Ice Cream Company	500	01/31/19	Anthony Lupo, CPA	350	10/31/17

A-1-9

ANNEX A-1

Pari Passu Debt (25)
								Pari Passu	Pari Passu	Pari Passu	Total Cut-off
			Loan		Lockbox	Lockbox	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Purpose	Principal / Carveout Guarantor(22)	(Y/N)	Type(24)	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt
1	JPMCB	9 West 57th Street	Refinance	Sheldon H. Solow	Yes	CMA	Yes	No	80,000,000	933,724,000	1,013,724,000
2	GACC	10 Hudson Yards	Recapitalization	Podium Fund HY REIT Owner LP	Yes	CMA	Yes	No	80,000,000	628,100,000	708,100,000
3	GACC	Starbucks Center	Refinance	Peter P. Nitze, Kevin Daniels	Yes	Springing	Yes	Yes	65,000,000	75,000,000	140,000,000
4	JPMCB	Fresno Fashion Fair Mall	Recapitalization	The Macerich Partnership, L.P.	Yes	CMA	Yes	Yes	60,000,000	265,000,000	325,000,000
5	JPMCB	Windsor Square	Refinance	SCH Corp.	Yes	Hard	No	NAP	NAP	NAP	NAP
6	JPMCB	PNC Center	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	No	NAP	NAP	NAP	NAP
7	GACC	Nashville Technology Office Campus	Refinance	LBA Realty Fund V, L.P.	Yes	CMA	No	NAP	NAP	NAP	NAP
8	GACC	60 Madison Avenue	Refinance	Joseph Moinian	Yes	CMA	Yes	No	45,000,000	55,000,000	100,000,000
9	JPMCB	Moffett Gateway	Refinance	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	Yes	Hard	Yes	No	43,000,000	200,000,000	243,000,000
10	JPMCB	693 Fifth Avenue	Acquisition	Marc de Lacharrière	Yes	Hard	Yes	No	42,500,000	207,500,000	250,000,000
11	JPMCB	Embassy Suites Monterey Bay Seaside	Refinance	Atrium Leveraged Loan Fund, LLC	Yes	Hard	No	NAP	NAP	NAP	NAP
12	GACC	Westin Memphis	Refinance	David B. Jones, Glenn R. Malone, Gregory O. Hnedak, L. Kirkpatrick Bobo	Yes	Hard	No	NAP	NAP	NAP	NAP
13	JPMCB	1 Kaiser Plaza	Recapitalization	CIM Commercial Trust Corporation	Yes	CMA	Yes	No	37,100,000	60,000,000	97,100,000
14	JPMCB	The Hamptons	Refinance	William F. Trick, H. Jackson Wallace	Yes	CMA	No	NAP	NAP	NAP	NAP
15	GACC	Riverside Center	Acquisition	LCN North American Fund II REIT	Yes	Hard	No	NAP	NAP	NAP	NAP
16	JPMCB	Salesforce Tower	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	Yes	No	30,000,000	78,000,000	108,000,000
17	GACC	100 Oceangate	Acquisition	Jerry Illoulian	Yes	CMA	No	NAP	NAP	NAP	NAP
18	JPMCB	100 East Wisconsin Avenue	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	Yes	Yes	28,718,093	24,928,900	53,646,993
19	GACC	Shops at Avenue North	Refinance	Barton Blatstein	Yes	CMA	No	NAP	NAP	NAP	NAP
20	JPMCB	Arborwood at Mann Road Apartments	Refinance	Jeffrey L. Kittle	Yes	Soft	No	NAP	NAP	NAP	NAP
21	GACC	Riverwood Corporate Center I & III	Refinance	The Zeller Family Group, L.L.C.	Yes	CMA	No	NAP	NAP	NAP	NAP
22	JPMCB	Westfield San Francisco Centre	Refinance	Westfield America, Inc.	Yes	CMA	Yes	No	23,529,000	409,548,000	433,077,000
23	GACC	Lake Pointe Corporate Center	Acquisition	Matthew J. Felton	Yes	Springing	No	NAP	NAP	NAP	NAP
24	GACC	Beacon South Beach	Refinance	Palmer Family Investment Company, LLC, Kosti Shirvanian	Yes	CMA	No	NAP	NAP	NAP	NAP
25	GACC	Sorrento Pines	Acquisition	Eric P. Webb, Edward L. Webb	Yes	Springing	No	NAP	NAP	NAP	NAP
26	GACC	Cambridge Office	Refinance	Nishan Atinizian, Kevork Atinizian	Yes	Springing	No	NAP	NAP	NAP	NAP
27	GACC	Homewood Suites Troy	Refinance	Bert W. Moyar	Yes	CMA	No	NAP	NAP	NAP	NAP
28	JPMCB	Bond Street Portfolio	Acquisition	Michael D. Reynolds, P. Eric Hohmann	Yes	CMA	No	NAP	NAP	NAP	NAP
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach	Refinance	Alfred N. Marulli, Jr.	Yes	CMA	No	NAP	NAP	NAP	NAP
30	JPMCB	Hampton Inn & Suites Albany	Refinance	Visanji T. Gala, Hemang Shah, Hitesh Patel	Yes	Springing	No	NAP	NAP	NAP	NAP
31	GACC	Coliseum Meadows	Refinance	Matthew T. White	Yes	CMA	No	NAP	NAP	NAP	NAP
32	JPMCB	Firethorne Retail Center	Refinance	Khaled Salem	Yes	Springing	No	NAP	NAP	NAP	NAP
33	GACC	Conquistador Apartments	Refinance	Shyam H. Hingorani	Yes	Springing	No	NAP	NAP	NAP	NAP
34	GACC	ACG Manufactured Housing Portfolio II	Refinance	Michael B. Conlon	Yes	Springing	No	NAP	NAP	NAP	NAP
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East	Acquisition	Kiran C. Patel, Raman B. Patel, Virendra S. Patel, Bhikhu D. Patel	Yes	Springing	No	NAP	NAP	NAP	NAP
36	JPMCB	502 Henry Street	Refinance	Maria Christina Vinci-Geritano	Yes	Springing	No	NAP	NAP	NAP	NAP

A-1-10

ANNEX A-1

			Additional Debt(26)					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
1	JPMCB	9 West 57th Street	Yes	Yes	Subordinate Debt/Permitted Mezzanine	186,276,000	2.85950	1,200,000,000	3.08	35.3%	9.0%
2	GACC	10 Hudson Yards	No	Yes	Subordinate Debt (191,900,000)/Mezzanine Loan (300,000,000)	491,900,000	3.99980	1,200,000,000	2.17	55.8%	7.6%
3	GACC	Starbucks Center	Yes	No	Permitted Mezzanine	NAP	NAP	140,000,000	3.16	30.9%	12.3%
4	JPMCB	Fresno Fashion Fair Mall	No	No	NAP	NAP	NAP	325,000,000	2.14	57.5%	8.1%
5	JPMCB	Windsor Square	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
6	JPMCB	PNC Center	No	Yes	Mezzanine Loan	8,840,000	11.00000	66,934,309	1.40	77.3%	10.5%
7	GACC	Nashville Technology Office Campus	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	GACC	60 Madison Avenue	No	No	NAP	NAP	NAP	100,000,000	2.25	50.0%	8.8%
9	JPMCB	Moffett Gateway	No	Yes	B-Note (102,000,000)/Mezzanine Loan (50,000,000)	152,000,000	5.44408	395,000,000	1.22	75.2%	7.3%
10	JPMCB	693 Fifth Avenue	No	No	NAP	NAP	NAP	250,000,000	1.00	47.6%	6.4%
11	JPMCB	Embassy Suites Monterey Bay Seaside	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	GACC	Westin Memphis	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	1 Kaiser Plaza	Yes	No	Permitted Mezzanine	NAP	NAP	97,100,000	2.16	45.8%	10.7%
14	JPMCB	The Hamptons	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	GACC	Riverside Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	JPMCB	Salesforce Tower	No	Yes	Mezzanine Loan	24,193,008	7.25000	132,193,008	1.41	73.0%	10.4%
17	GACC	100 Oceangate	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	JPMCB	100 East Wisconsin Avenue	No	Yes	Mezzanine Loan	10,000,000	11.00000	63,646,993	1.30	77.3%	9.7%
19	GACC	Shops at Avenue North	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	JPMCB	Arborwood at Mann Road Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	GACC	Riverwood Corporate Center I & III	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Westfield San Francisco Centre	No	Yes	Subordinate Debt	124,923,000	3.39400	558,000,000	2.85	45.7%	10.1%
23	GACC	Lake Pointe Corporate Center	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
24	GACC	Beacon South Beach	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	GACC	Sorrento Pines	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	GACC	Cambridge Office	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	GACC	Homewood Suites Troy	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	JPMCB	Bond Street Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	JPMCB	Lawrenceville Center							NAP	NAP	NAP
28.02	JPMCB	Hamilton Crossing							NAP	NAP	NAP
28.03	JPMCB	Fuquay Commons							NAP	NAP	NAP
28.04	JPMCB	Butler Crossing							NAP	NAP	NAP
29	GACC	The Comeau Building West Palm Beach	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	JPMCB	Hampton Inn & Suites Albany	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	GACC	Coliseum Meadows	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	JPMCB	Firethorne Retail Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	GACC	Conquistador Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	GACC	ACG Manufactured Housing Portfolio II	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	GACC	Winder Village Mobile Home Park							NAP	NAP	NAP
34.02	GACC	Heritage Estates							NAP	NAP	NAP
34.03	GACC	Wares MHC							NAP	NAP	NAP
34.04	GACC	Mimosa MHC							NAP	NAP	NAP
35	JPMCB	Holiday Inn: Cleveland East	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	JPMCB	502 Henry Street	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	9 West 57th Street																1
2	GACC	10 Hudson Yards																2
3	GACC	Starbucks Center																3
4	JPMCB	Fresno Fashion Fair Mall																4
5	JPMCB	Windsor Square																5
6	JPMCB	PNC Center																6
7	GACC	Nashville Technology Office Campus																7
8	GACC	60 Madison Avenue																8
9	JPMCB	Moffett Gateway																9
10	JPMCB	693 Fifth Avenue																10
11	JPMCB	Embassy Suites Monterey Bay Seaside	77.0%	174.72	134.54	81.7%	185.66	151.73	84.2%	200.36	168.72	83.9%	202.24	169.60	83.9%	202.24	169.60	11
12	GACC	Westin Memphis	79.9%	165.03	131.78	79.3%	176.44	139.95	82.0%	185.81	152.35	81.8%	187.55	153.32	81.8%	187.55	153.32	12
13	JPMCB	1 Kaiser Plaza																13
14	JPMCB	The Hamptons																14
15	GACC	Riverside Center																15
16	JPMCB	Salesforce Tower																16
17	GACC	100 Oceangate																17
18	JPMCB	100 East Wisconsin Avenue																18
19	GACC	Shops at Avenue North																19
20	JPMCB	Arborwood at Mann Road Apartments																20
21	GACC	Riverwood Corporate Center I & III																21
22	JPMCB	Westfield San Francisco Centre																22
23	GACC	Lake Pointe Corporate Center																23
24	GACC	Beacon South Beach	88.3%	201.27	177.81	88.7%	207.49	184.09	89.4%	202.59	181.06	90.8%	198.11	179.86	90.8%	198.11	179.86	24
25	GACC	Sorrento Pines																25
26	GACC	Cambridge Office																26
27	GACC	Homewood Suites Troy	85.8%	104.19	89.37	86.3%	111.82	96.47	86.0%	119.60	102.82	86.3%	121.00	104.40	86.3%	121.00	104.40	27
28	JPMCB	Bond Street Portfolio																28
28.01	JPMCB	Lawrenceville Center																28.01
28.02	JPMCB	Hamilton Crossing																28.02
28.03	JPMCB	Fuquay Commons																28.03
28.04	JPMCB	Butler Crossing																28.04
29	GACC	The Comeau Building West Palm Beach																29
30	JPMCB	Hampton Inn & Suites Albany				76.3%	120.29	91.78	77.9%	123.77	96.42	77.1%	125.52	96.79	77.3%	125.52	97.06	30
31	GACC	Coliseum Meadows																31
32	JPMCB	Firethorne Retail Center																32
33	GACC	Conquistador Apartments																33
34	GACC	ACG Manufactured Housing Portfolio II																34
34.01	GACC	Winder Village Mobile Home Park																34.01
34.02	GACC	Heritage Estates																34.02
34.03	GACC	Wares MHC																34.03
34.04	GACC	Mimosa MHC																34.04
35	JPMCB	Holiday Inn: Cleveland East	53.6%	73.62	39.45	69.8%	96.60	67.45	69.4%	101.73	70.56	68.0%	101.19	68.83	68.0%	101.19	68.83	35
36	JPMCB	502 Henry Street																36

A-1-12

Footnotes to Annex A-1

(1)

“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; and “GACC” denotes German American Capital Corporation, as Mortgage Loan Seller.

With respect to Loan No. 2, 10 Hudson Yards, the 10 Hudson Yards Whole Loan (as defined below) was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) and Goldman Sachs Mortgage Company.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Fresno Fashion Fair Mall Whole Loan (as defined below) was co-originated by JPMCB and Société Générale.

With respect to Loan No. 22, Westfield San Francisco Centre, the Westfield San Francisco Centre Whole Loan (as defined below) was co-originated by JPMCB and Deutsche Bank AG, New York Branch (“DBNY”).

With respect to Loan No. 25, Sorrento Pines, the mortgage loan was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”), and acquired by GACC.

With respect to Loan No. 34, ACG Manufactured Housing Portfolio II, the mortgage loan was originated by CCRE, and acquired by GACC.

(2)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 4, Fresno Fashion Fair Mall, Chick-fil-A ground leases its premises from the borrower. Chick-fil-A ground leases its premises through February 2035 and pays annual ground rent of $120,000.

With respect to Loan No. 5, Windsor Square, three tenants, Sam’s Club, Kohl’s and JCPenney ground lease their respective premises through October 2027, January 2022 and September 2027, respectively.

With respect to Loan No. 10, 693 Fifth Avenue, Units consists of 82,089 square feet (85.1% of the net rentable area at the mortgaged property) of office space and 14,425 square feet (14.9% of the net rentable area at the mortgaged property) of retail space.

With respect to Loan No. 20, Arborwood at Mann Road Apartments, 15 of the units (6.0% of the total units) at the mortgaged property are corporate units.

With respect to Loan No. 22, Westfield San Francisco Centre, Units consists of 553,366 square feet (69.6% of the net rentable area at the mortgaged property) of retail space and 241,155 square feet (30.4% of the net rentable area at the mortgaged property) of office space.

With respect to Loan No. 36, 502 Henry Street, Units consist of 3,300 square feet (51.2% of the net rentable area at the mortgaged property) of occupied residential space and 1,850 square feet (28.7% of the net rentable area at the mortgaged property) of retail space, with the remaining 1,300 square feet vacant residential space as of the Cut-off Date.

(3)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, 9 West 57th Street, two tenants, Zimmer Partners, LP and Seven Bridges Advisors LLC, have executed their leases but have not yet commenced paying rent.

With respect to Loan No. 2, 10 Hudson Yards, the 3rd Largest Tenant, BCG, is expected to take occupancy by the end of 2016, with rent commencing May 1, 2017, following a free rent period

A-1-13

from August 2016 through April 30, 2017. The 4th Largest Tenant, SAP, is expected to take occupancy of its entire leased space in the winter of 2016 or early 2017, with rent commencing June 18, 2017, following a free rent period from August 2016 through June 17, 2017. The 5th Largest Tenant, Intersection, has taken occupancy, with rent commencing January 29, 2017 for the space on the 26th floor and July 29, 2017 for the space on the 27th floor, following a free rent period from August 2016 through January 28, 2017 and July 28, 2017, respectively. The borrower reserved $34,160,073 at origination of the mortgage loan, $12,032,622 of which relates to BCG, $10,529,239 of which relates to SAP, $3,367,625 of which relates to Intersection, and the remaining portion of the reserve relates to free rent period for other tenants.

With respect to Loan No. 3, Starbucks Center, the Largest Tenant, Starbucks, leases approximately 1,151,196 square feet or 76.4% of the net rentable area at the mortgaged property, including new lease amendments to occupy approximately 64,472 square feet for which the tenant is in occupancy and rent payments are required to commence in October 2016, approximately 17,640 square feet for which rent payments are required to commence in February 2017 and approximately 62,851 square feet for which rent payments are required to commence in October 2017. The 3rd Largest Tenant, Amazon, which leases approximately 45,567 square feet or 3.0% of the net rentable area at the mortgaged property, entered into its lease June 1, 2016, has begun paying full rent, and is expected to open its entire leased space in December 2016. At loan origination, $303,780 was deposited into a rent concession reserve to cover rental payments for four months through December 2016.

With respect to Loan No. 4, Fresno Fashion Fair Mall, Occupancy % includes only permanent leases. Occupancy including specialty tenants with leases over six months for December 31, 2013, December 31, 2014, December 31, 2015 and August 31, 2016 is 96.8%, 98.4%, 98.1% and 92.2%, respectively.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the borrower is permitted to engage in several redevelopment activities at the mortgaged property under the loan documents. If there is any decrease in underwritten net operating income (as defined in the loan documents) as a result of the redevelopment activities (including as the result of any modification or termination of the Macy’s Men’s & Children’s or JCPenney leases), then the borrower is required to enter into a master lease with the guarantor for all such applicable space and all then vacant space at the property. The loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the mortgaged property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease and/or the JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels or (ii) $27,000,000.

With respect to Loan No. 5, Windsor Square, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include rent for Salon Lofts, which has executed a lease but has not yet taken occupancy or commenced paying rent. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the Largest Tenant, Sam’s Club, over the term of the related lease.

With respect to Loan No. 6, PNC Center, approximately 8.8% of UW Revenues ($) is attributable to the parking garage at the mortgaged property. In addition, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include Mustafa Rajani and Michelle Rajani, who have executed a lease but have not yet taken occupancy.

With respect to Loan No. 8, 60 Madison Avenue, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, Tapad Inc., is in a free rent period through May

A-1-14

2019 with respect to approximately 18,759 of the total 28,020 square footage it leases. The 2nd Largest Tenant, Massachusetts Mutual Life Insurance Company, is in a free rent period through March 14, 2017 with respect to approximately 16,540 of the total 27,891 square footage it leases. The 4th Largest Tenant, The Atlantic Monthly Group, Inc. has a free rent period for November 11, 2017 through January 10, 2018. One tenant, Todd Snyder, has executed its lease but has not yet taken occupancy or commenced paying rent. Todd Snyder is expected to take possession of its space in November 2016.

With respect to Loan No. 9, Moffett Gateway, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the rental income for the sole tenant, Google, which has executed its leases but has not yet taken occupancy or commenced paying rent under either lease. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the Largest Tenant and sole tenant, Google, over the term of the related leases inclusive of the free rent reserve.

With respect to Loan Nos. 11 and 35, Embassy Suites Monterey Bay Seaside and Holiday Inn: Cleveland East, approximately 15.5% and 11.0% of UW Revenues ($), respectively, is attributable to the food and beverage outlets at the related mortgaged properties.

With respect to Loan No. 16, Salesforce Tower, the Largest Tenant, Salesforce.com, Inc. (“Salesforce”), has executed its lease but has not yet taken occupancy or commenced paying rent. Salesforce is expected to take occupancy and begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

With respect to Loan No. 16, Salesforce Tower, approximately 11.1% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 17, 100 Oceangate, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 2nd Largest Tenant, City National Bank, has a 50.0% rent abatement period from October 2016 through February 2018. The borrower reserved $707,879 at the origination of the mortgage loan, $291,456 of which relates to City National Bank and the remaining portion of the reserve relates to free rent periods for other smaller tenants.

With respect to Loan No. 18, 100 East Wisconsin Avenue, approximately 14.2% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 19, Shops at Avenue North, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, AMC Theatres, has a rent abatement period from September 2016 through the earlier of (i) the completion of remodeling of the premises by the tenant or (ii) July 12, 2017. At origination, the borrower deposited $181,166 into a rent reserve for rent abatement amounts during such period.

With respect to Loan No. 25, Sorrento Pines, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, Bastyr University, added 12,178 sq. ft. to its leased premises in July 2013 and has abated rent of $17,171 for July 2017 and of $17,658 for July 2018 with respect to the recently added space. At origination, the borrower did not reserve any funds with respect to such abated rent.

With respect to Loan No. 28, Bond Street Portfolio, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) for the Fuquay Commons mortgaged property includes rent for Jimmy John’s, which has executed an LOI but has not yet executed a lease. Jimmy John’s represents approximately 3.3% of the Bond Street Portfolio rent roll and approximately 3.2% of the underwritten base rent.

A-1-15

With respect to Loan No. 29, The Comeau Building West Palm Beach, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include one tenant, OZ Naturals, that has executed its lease but has not yet taken occupancy or commenced paying rent.

With respect to Loan No. 31, Coliseum Meadows, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 4th Largest Tenant, Absolute Dental, that has executed its lease for approximately 8.4% of NRA at the mortgaged property, but has not yet taken occupancy. The tenant is expected to take occupancy on December 1, 2016. At origination, the borrower deposited $150,446 into a TI/LC reserve related to the Absolute Dental lease. Additionally, the borrower deposited $49,857 into a free rent reserve related to the Absolute Dental and Homecare Center leases and $3,150 into a gap rent reserve for the period prior to the rent commencement of the Absolute Dental lease.

With respect to Loan No. 32, Firethorne Retail Center, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include one tenant, Glamour Shots, that has executed its lease but has not yet taken occupancy or commenced paying rent.

(4)

With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, 10 Hudson Yards, the Appraised Value ($) represents the “Hypothetical Market Value Assuming Contractual Obligations & Remaining Costs Are Expended” value of $2.15 billion as of July 1, 2016. The “Hypothetical Market Value Assuming Contractual Obligations & Remaining Costs Are Expended” value assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended as of July 1, 2016. As of August 1, 2016, approximately $91.0 million of contractual obligations and costs remain unexpended. Such amount was reserved upon origination of the Whole Loan. The “as-is” value as of July 1, 2016 is $2.05 billion, which results in a Current LTV % and Maturity LTV % of 34.5% and 34.5%, respectively.

With respect to Loan No. 6, PNC Center, the Appraised Value ($) represents the “Hypothetical As-Is” value of $86,600,000, which assumes that all outstanding tenant improvements, outstanding leasing commissions, outstanding free rent and capital expenditures (including pre-funded tenant improvement and leasing commission reserves) have been paid or are reserved/escrowed at closing of the loan. At origination, the borrower was required to reserve $558,272 into the Upfront Other Reserve ($) for outstanding tenant improvements and leasing commissions and approximately $117,130 for outstanding free rent. The borrower was also required to reserve $1,579,570 into the Upfront TI/LC Reserve ($) and $1,135,168 into the Upfront Capex Reserve ($). The “as-is” value as of July 21, 2016 is $83,700,000, which results in a Current LTV % and Maturity LTV % of 69.4% and 55.0%, respectively.

With respect to Loan No. 9, Moffett Gateway, the Appraised Value ($) represents the “Hypothetical Market Value As-Stabilized” value of $525,000,000, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off as of the stabilized value date of July 20, 2016. At origination, the borrower was required reserve $43,642,904 into the Upfront Other Reserve ($) for outstanding tenant improvements, $5,743,978 for outstanding leasing commissions and $37,575,033 for outstanding free rent. The “as-is” value as of July 20, 2016 was $430,000,000, which results in a Current LTV % and Maturity LTV % of 56.5% and 48.0%, respectively.

With respect to Loan No. 11, Embassy Suites Monterey Bay Seaside, the Appraised Value ($) represents the “Hypothetical As-Is” value of $62,000,000, which assumes that $6,000,000 of the $9,004,225 PIP was completed as of June 1, 2016. At origination, the borrower was required to reserve $6,000,000 for the PIP and the loan documents require excess cash flow (so long as no

A-1-16

event of default is continuing) to be deposited into the PIP reserve until $9,064,225 is deposited or the PIP work is completed in accordance with the loan documents. The “as-is” value as of June 1, 2016 was $55,000,000, which results in a Current LTV % and Maturity LTV % of 76.7% and 66.6%, respectively.

With respect to Loan No. 16, Salesforce Tower, the Appraised Value ($) represents the “Hypothetical As-Is” value of $181,100,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to deposit into the Upfront Other Reserve ($) $20,896,672 for outstanding tenant improvements and leasing commissions and $8,081,640 for outstanding free rent. Additionally, the borrower was required to reserve $4,250,420 into the Upfront Capex Reserve ($). The “as-is” value as of July 21, 2016 was $150,600,000, which results in a Current LTV % and Maturity LTV % of 71.7% and 71.7%, respectively.

With respect to Loan No. 18, 100 East Wisconsin Avenue, the Appraised Value ($) represents the “Hypothetical As-Is” value of $82,300,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to deposit into the Upfront Other Reserve ($) $1,090,951 for outstanding free rent and $174,199 for outstanding tenant improvements and leasing commissions. Additionally, the borrower was required to reserve $1,554,500 into the Upfront TI/LC Reserve ($) and $427,803 into the Upfront Capex Reserve ($). The “as-is” value as of July 19, 2016 is $79,000,000, which results in a Current LTV % and Maturity LTV % of 67.9% and 53.8%, respectively.

With respect to Loan No. 19, Shops at Avenue North, the Appraised Value ($) represents the “Prospective Market Value upon Sell off of Rear Parking Lot” value of $38,690,000 as of January 1, 2017, which assumes the release of the rear parking lot, valued at $5,000,000. The “as-is” value as of July 20, 2016 is $43,900,000, which results in a Current LTV % and Maturity LTV % of 61.6% and 49.4%, respectively.

With respect to Loan No. 28, Bond Street Portfolio, the Appraised Values ($) for the Butler Crossing mortgaged property represents the “Prospective Market Value Upon Stabilization” value of $3,400,000 which assumes the hypothetical appraised value assumes that the mortgaged property is 100% occupied with all tenants in place and paying rent. The “as-is” value of the Butler Crossing mortgaged property as of August 20, 2016 was $2,900,000, which results in a Current LTV % and Maturity LTV % of 75.9% and 63.5%, for the portfolio as a whole.

With respect to Loan No. 32, Firethorne Retail Center, the Appraised Value ($) represents the “Prospective As Complete/Stabilized Value” value of $11,460,000, which assumes that all tenant improvements have been completed and all tenants are paying rent without any abatement. At origination, the borrower was required to reserve $413,871 for tenant improvements and $22,650 for outstanding free rent into the Upfront Other Reserve ($). The “as-is” value as of September 8, 2016 was $11,140,000, which results in a Current LTV % and Maturity LTV % of 69.6% and 55.9%, respectively.

With respect to Loan No. 33, Conquistador Apartments, the Appraised Value ($) represents the “As Complete” Market Value of $11,000,000 as of August 2, 2016, which assumes the remaining $300,000 of sprinkler work and $40,000 of unit upgrades is complete. Lender reserved the full $300,000 in a sprinkler reserve as well as an additional $150,000 for general capital expenditures including the unit upgrades. The “as-is” value as of August 2, 2016 is $10,650,000, which results in a Current LTV % and Maturity LTV % of 71.6% and 57.8%, respectively.

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is

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provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)

With respect to Loan No. 1, 9 West 57th Street, the mortgage loan is part of a whole loan with an original principal balance of $1,200,000,000 (the “9 West 57th Street Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-4 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 and Note B-1 have an aggregate outstanding principal balance as of the Cut-off Date of $900,000,000 and were contributed to the JPMCC 2016-NINE trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to the JPMCC 2016-JP3 trust. Note A-3-A and Note A-3-B have an aggregate outstanding balance as of the Cut-off Date of $100,000,000 and were sold to third-party investors. Note A-5 has an outstanding principal balance as of the Cut-off Date of $63,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the 9 West 57th Street Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 2, 10 Hudson Yards, the mortgage loan is part of a whole loan with an original principal balance of $900,000,000 (the “10 Hudson Yards Whole Loan”) which is comprised of 11 pari passu senior components (Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5, Note A-1-C6, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-1-S and Note A-2-S) and two subordinate companion loans (Note B-1 and Note B-2). Notes A-1-C3, A-1-C4 and A-1-C5 have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 and are being contributed to the JPMDB 2016-C4 Trust. The pari passu senior Notes A-1-S and A-2-S and the two subordinate companion loans, Notes B-1 and B-2 have an aggregate outstanding principal balance as of the Cut-off Date of $600,000,000 and were contributed to the Hudson Yards 2016-10HY trust. Notes A-2-C1, A-2-C2 and A-2-C3 have an outstanding principal balance as of the Cut-off Date of $87,500,000 and were contributed to the GSMS 2016-GS3 trust. Note A-1-C1 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the CD 2016-CD1 trust. Note A-1-C2 and Note A-1-C6 have an aggregate outstanding principal balance as of the Cut-off Date of $67,500,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 10 Hudson Yards Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 3, Starbucks Center, the mortgage loan is part of a whole loan with an original principal balance of $140,000,000 (the “Starbucks Center Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-2 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Starbucks Center Whole Loan balance.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the mortgage loan is part of a whole loan with an original principal balance of $325,000,000 (the “Fresno Fashion Fair Mall Whole Loan”) which is comprised of seven pari passu components. Note A-1-A has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1-B, Note A-1-C, Note A-2-A, Note A-2-B, Note A-2-C and Note A-2-D have an aggregate outstanding principal balance as of the Cut-off Date of $265,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Fresno Fashion Fair Mall Whole Loan balance.

With respect to Loan No. 8, 60 Madison Avenue, the mortgage loan is part of a whole loan with an original principal balance of $100,000,000 (the “60 Madison Avenue Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of

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$55,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 60 Madison Avenue Whole Loan balance.

With respect to Loan No. 9, Moffett Gateway, the mortgage loan is part of a whole loan with an original principal balance of $345,000,000 (the “Moffett Gateway Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-5 has an outstanding principal balance as of the Cut-off Date of $43,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1, A-2, Note A-3 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000 and are expected to be contributed to one or more future securitization trusts. Note B-1 has an outstanding balance as of the Cut-off Date of $102,000,000 and was sold to a third-party investor. All loan level metrics are based on the Moffett Gateway Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 10, 693 Fifth Avenue, the mortgage loan is part of a whole loan with an original principal balance of $250,000,000 (the “693 Fifth Avenue Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-4 has an outstanding principal balance as of the Cut-off Date of $42,500,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the JPMCC 2016-JP2 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $62,500,000 and was contributed to the DBJPM 2016-C3 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and was contributed to the JPMCC 2016-JP3 trust. All loan level metrics are based on the 693 Fifth Avenue Whole Loan balance.

With respect to Loan No. 13, 1 Kaiser Plaza, the mortgage loan is part of a whole loan with an original principal balance of $97,100,000 (the “1 Kaiser Plaza Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $37,100,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP3 trust. All loan level metrics are based on the 1 Kaiser Plaza Whole Loan balance.

With respect to Loan No. 16, Salesforce Tower, the mortgage loan is part of a whole loan with an original principal balance of $108,000,000 (the “Salesforce Tower Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-2 has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP3 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $18,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Salesforce Tower Whole Loan balance.

With respect to Loan No. 18, 100 East Wisconsin Avenue, the mortgage loan is part of a whole loan with an original principal balance of $53,800,000 (the “100 East Wisconsin Avenue Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $28,800,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $25,000,000 and was contributed to the JPMCC 2016-JP3 trust. All loan level metrics are based on the 100 East Wisconsin Avenue Whole Loan balance.

With respect to Loan No. 22, Westfield San Francisco Centre, the mortgage loan is part of a whole loan with an original principal balance of $558,000,000 (the “Westfield San Francisco Centre Whole Loan”) which is comprised of 28 components: 24 pari passu senior notes (the “Senior Notes”) with an aggregate original principal balance of $433,077,000 and four subordinate notes with an aggregate original principal balance of $124,923,000 (the “Junior Notes”). Note A-2-EMP-C4 and Note A-2-SFC-C4 have an outstanding aggregate principal

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balance as of the Cut-off Date of $23,529,000 and are being contributed to the JPMDB 2016-C4 Trust. Note A-1-EMP-C2, Note A-1-SFC-C2, Note A-1-EMP-C3 and Note A-1-SFC-C3 have an outstanding aggregate principal balance as of the Cut-off Date of $60,000,000 and were contributed to the CD 2016-CD1 trust. Note A-1-EMP-S1, Note A-1-EMP-S2, Note A-2-EMP-S1, Note A-2-EMP-S2, Note A-1-SFC-S1, Note A-1-SFC-S2, Note A-2-SFC-S1, Note A-2-SFC-S2, Note B-1-EMP, Note B-2-EMP, Note B-1-SFC and Note B-2-SFC have an outstanding aggregate principal balance as of the Cut-off Date of $306,942,000 and were contributed to the DBJPM 2016-SFC trust. Note A-1-EMP-C1, Note A-1-SFC-C1, Note A-2-EMP-C1 and Note A-2-SFC-C1 have an outstanding aggregate principal balance as of the Cut-off Date of $84,000,000 and were contributed to the DBJPM 2016-C3 trust. Note A-2-EMP-C2, Note A-2-EMP-C3, Note A-2-SFC-C2 and Note A-2-SFC-C3 have an outstanding aggregate principal balance as of the Cut-off Date of $60,000,000 and were contributed to the JPMCC 2016-JP3 trust. The remaining Senior Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $23,529,000, are currently held by JPMCB or DBNY (or an affiliate of either entity) and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Westfield San Francisco Centre Whole Loan balance excluding the Junior Notes.

(7)	Each number identifies a group of related borrowers. With respect to Loan No. 28, Bond Street Portfolio, the borrowers own the property as tenants-in-common.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 9, Moffett Gateway, the Annual Debt Service ($) was calculated based upon the sum of the first 12 principal and interest payments following the initial interest-only period based on the assumed principal payment schedule set forth on Annex G.

(11)	With respect to Loan No. 3, Starbucks Center, the mortgage loan has an ARD feature with an anticipated repayment date of October 6, 2026, with an increase in the interest rate equal to 3.52400% per annum plus the greater of (i) 5.52400% per annum and (ii) the 10-year swap yield as of the ARD plus 4.00000%, until the Final Mat Date of October 6, 2028.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 1, 9 West 57th Street, the lockout period will be at least 26 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2019. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

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With respect to Loan No. 2, 10 Hudson Yards, the lockout period will be at least 27 payments beginning with and including the first payment on September 6, 2016. Defeasance of the full $900.0 million 10 Hudson Yards Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 27 payments is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 3, Starbucks Center, the lockout period will be at least 25 payments beginning with and including the first payment on November 6, 2016. Defeasance of the full $140.0 million Starbucks Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 14, 2019. The assumed lockout period of 25 payments is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the lockout period will be at least 24 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Fresno Fashion Fair Mall Defeasance Date”). Following the expiration of the Fresno Fashion Fair Mall Defeasance Date, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 8, 60 Madison Avenue, the lockout period will be at least 25 payments beginning with and including the first payment on November 6, 2016. Defeasance of the full $100.0 million 60 Madison Avenue Whole Loan is permitted after the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 12, 2019. The assumed lockout period of 25 payments is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 9, Moffett Gateway, the lockout period will be at least 25 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $340.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Moffett Gateway Defeasance Date”). If the Moffett Gateway Defeasance Date has not occurred by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 16, Salesforce Tower, the lockout period will be at least 26 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $108.0 million Salesforce Tower Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Salesforce Tower Defeasance Date”). If the Salesforce Tower Defeasance Date has not occurred by October 1, 2020, the borrower is permitted to prepay the Salesforce Tower Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 22, Westfield San Francisco Centre, the lockout period will be at least 27 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization

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that includes the last note to be securitized and (ii) September 1, 2019 (the “Westfield San Francisco Centre Defeasance Date”). Following the expiration of the Westfield San Francisco Centre Defeasance Date, the borrowers are also permitted to prepay the Westfield San Francisco Centre Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

(13)

With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan Nos. 2, 9, 14, 20, 28.01, 28.02, 28.04 and 32, 10 Hudson Yards, Moffett Gateway, The Hamptons, Arborwood at Mann Road Apartments, Bond Street Portfolio—Lawrenceville Center, Bond Street Portfolio—Hamilton Crossing, Bond Street Portfolio—Butler Crossing and Firethorne Retail Center, the related properties are newly constructed and some historical financials may not be available.

With respect to Loan Nos. 7 and 15, Nashville Technology Office Campus and Riverside Center, the related properties were recently acquired and some historical financials may not be available.

With respect to Loan No. 20, Arborwood at Mann Road Apartments, the UW NOI ($) is based on the trailing six-month financial data of February 1, 2016 through July 31, 2016.

(14)

With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 20, Arborwood at Mann Road Apartments, the mortgaged property is subject to Final Economic Revitalization Area Resolution No. 2013-A-045 2013 under which the property is eligible for up to five years of real property tax abatement. The lender underwrote real estate taxes based on the full unabated tax expense for the year as concluded by the appraiser, discounted by the average present value of the tax abatements over a five-year term discounted by 5.5%. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the preliminary prospectus for additional information.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(16)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 5, Windsor Square, in addition to the Upfront Other Reserve ($), the borrower has deposited the sum of $202,300 with a law firm as escrow agent for outstanding tenant allowances under the lease for one of the tenants at the mortgaged property. The borrower has collaterally assigned its interest in the escrow agreement and escrow account to the lender. The escrow agreement provides that the escrow agent will release the funds upon receipt of a written notice from the borrower indicating that the tenant has satisfied the conditions set forth in the lease with respect to the funds.

With respect to Loan No. 13, 1 Kaiser Plaza, so long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits into the Upfront TI/LC Reserve ($) at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to

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the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. In each case, such guaranty was delivered at origination.

With respect to Loan No. 17, 100 Oceangate, at origination, the borrower reserved $2,750,000 relating to future leasing that will be transferred to a rollover reserve (to the extent rollover funds were used for tenant improvements and leasing commissions for such future leases) or a capital expenditure reserve after entering into leases for vacant space, provided, (i) such leases have base rent of at least $22,000 per month, (ii) gross base rents at the mortgaged property are no less than $4,715,000, (iii) the mortgaged property is 80% occupied and (iv) all future tenants have delivered an estoppel to the lender certifying that (a) they are in occupancy, (b) they are paying unabated rent, (c) all tenant improvements have been completed, (d) all leasing commissions have been paid and (e) all landlord obligations have been completed

With respect to Loan No. 22, Westfield San Francisco Centre, at origination, the borrowers were permitted to deliver two letters of credit in the aggregate amount of $4,300,000 from UBS AG Bank to cover gap rent and the tenant improvement obligations in connection with the recently executed Zara expansion lease in lieu of a cash deposit.

With respect to Loan No. 24, Beacon South Beach, the borrower reserved $1,500,000 at origination of the mortgage loan to a Holdback Reserve that will be disbursed to the borrower, as of the end of the fourth calendar quarter of the first year of the Beacon South Beach loan term or any calendar quarter thereafter, so long as the mortgaged property has a debt yield equal to or greater than 10.0%.

(17)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, 9 West 57th Street, in the event the debt service coverage ratio (as calculated in the loan documents) is less than 2.50x, the borrowers are required to deposit approximately $420,054 ($3.00 per square foot) into the Monthly TI/LC Reserve ($), provided that the borrowers are not be required to make any such deposit (i) if the balance of the reserve is equal to or greater than $25,000,000 and (ii) if (A) the debt service coverage ratio is at least 2.50x, (B) the funds in the reserve are at least $15,000,000 and (C) the mortgaged property is occupied by tenants under leases demising at least 65.0% of the rentable square footage.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Monthly RE Tax Reserve ($), Monthly Capex Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no trigger period in effect. A trigger period will commence upon the occurrence and continuance of an event of default or the occurrence of the date when the debt service coverage ratio falls below 1.45x. Following the occurrence and during the continuance of a trigger period, the borrower is required to deposit $7,670 into the Monthly Capex Reserve ($) for replacement reserves and $46,368 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 5, Windsor Square, the deposits into the Monthly RE Tax Reserve ($) are waived with respect to any tax parcel for which the taxes or assessments are paid directly to the taxing authority by a tenant on an annual basis or otherwise when due, provided that (i) no event of default under the loan documents has occurred and is continuing, (ii) taxes are actually paid by such tenants prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent and (iii) the borrower provides the lender with satisfactory evidence that the taxes and assessments have been paid by such tenants prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent.

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With respect to Loan No. 11, Embassy Suites Monterey Bay Seaside, the borrower is required to deposit into the Monthly Capex Reserve ($), on a monthly basis, an amount equal to the greater of (a) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement of (b) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve maintained with the franchisor if the franchise agreement requires such a reserve. If the borrower is not receiving such credit and there is no event of default, the loan documents require the lender to make monthly disbursements of an amount equal to 3.0% of gross income from operations for the two calendar months prior to such date into the Monthly Other Reserve ($) for the PIP outstanding at origination. In addition, the mortgage loan is structured with a cash flow sweep at origination, which expires upon the earlier to occur of (a) completion of the PIP or (b) on the date on which the aggregate amount deposited into the Monthly Other Reserve ($), including the initial deposit of $6,000,000, equals $9,064,225 (the “PIP Amount”). During the cash sweep period described in the previous sentence (the “PIP Cash Sweep Period”), the borrower is required to deposit (i) so long as no event of default or any bankruptcy action of the borrower has occurred and is continuing, on each monthly payment date, amounts from the excess cash flow reserve until the aggregate amount deposited in the PIP reserve equals the PIP Amount and (ii) upon (a) the occurrence of an event of default and an acceleration of the loan or (b) a transfer of the property and assumption of the loan (a “Transfer Trigger”) as permitted by the loan documents (each of (a) and (b) is a “Reserve Trigger Event”), if the aggregate amount deposited pursuant to clause (i) prior to the date of the applicable Reserve Trigger Event, together with any disbursements from the replacement reserve into the PIP reserve (which may not exceed 3.0% of the annual gross income from the operation of the property), does not equal to or exceed the PIP Amount, the difference between (x) the PIP Amount and (y) the aggregate amount deposited into the reserve from origination through the date of a Reserve Trigger Event and, with respect to the Reserve Trigger Event under clause (ii)(a), after giving credit for certain excess cash flow amounts from and after the Reserve Trigger Event. The guarantor has delivered a guaranty for, upon a Reserve Trigger Event, payment of amounts set forth in (ii)(a) and (b) above and is required to maintain a net worth in the amount equal to $40,000,000 while the guaranty is outstanding.

With respect to Loan No. 11, Embassy Suites Monterey Bay Seaside, the Monthly Other Reserve ($) includes a reserve for ground rent in the amount of (x) 1/12th of the base rents due under the ground lease that the lender estimates will be payable under the ground lease and (y) 1/12th of the percentage or additional rents and other charges paid under the ground lease in the prior calendar year. The monthly deposits into the ground rent reserve is waived to the extent ground rent is timely paid by the borrower and the borrower delivers to the lender evidence reasonably acceptable that each monthly payment of ground rent is paid when due in accordance with the ground lease and no event of default or cash sweep period under the loan documents is continuing.

With respect to Loan No. 12, Westin Memphis, after the finalization of the initial PIP, the borrower is required to deposit, on a monthly basis into the Monthly Capex Reserve ($), an amount equal to the greatest of (i) (a) for the first 48 monthly payment dates following the finalization of the initial PIP, 4.0% of the projected rents derived from guest rooms at the Westin Memphis property for the prior month as set forth in the most recent approved annual budget (provided that, the extent the lender determines that actual rents derived from guest rooms at the Westin Memphis property are more than 5.0% in excess of such projections, the lender has the option to increase the percentage to cause the amount reserved to match the actual rents derived from guest rooms at the Westin Memphis property) and (b) for each monthly payment date thereafter commencing on the 49th monthly payment date, 4.0% of the projected rents for the entire Westin Memphis property for the prior month as set forth in the most recent approved annual budget (provided that, the extent the lender determines that actual rents derived from guest rooms at the Westin Memphis property are more than 5.0% in excess of such projections, the lender has the option to

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increase the percentage to cause the amount reserved to match the actual rents derived from guest rooms at the Westin Memphis property), (ii) the then-current amount required by the management agreement and (iii) the then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of FF&E.

With respect to Loan No. 12, Westin Memphis, on each monthly payment date during which the ground rent account suspension conditions, as defined in the loan documents, are not satisfied, the borrower must deposit an amount equal to the greater of (x) 125.0% of the amount of the sub-subground rent set forth in the approved annual budget for the month in which such monthly payment date occurs and (y) 125.0% of the sub-subground rent that was due for the month that is 12 months prior to the monthly payment date in question.

With respect to Loan No. 13, 1 Kaiser Plaza, the borrower may deliver a letter of credit in the amount of the reserve cap in lieu of deposits required to be made into the Monthly TI/LC Reserve ($). In the event that monthly deposits are required, pursuant to the terms outlined above, the borrower is required to deposit an amount that is equal to the quotient of the TI/LC Reserve Cap ($) divided by the number of payment dates remaining through and including the payment date in February 2023. Additionally, the loan documents require the borrower, should the Largest Tenant at the property, Kaiser Foundation Health Plan, Inc. (“KFHP”), give notice of its intent to exercise its right to contract any portion of its premises under the KFHP lease, to promptly notify the lender and increase the succeeding 12 deposits into the Monthly TI/LC Reserve ($) by $4.09 per square foot of space being contracted, a total increase of $49.08 per square foot for the succeeding 12-month period.

With respect to Loan No. 15, Riverside Center, UnitedHealthcare pays rent under its lease on a quarterly basis. Rent is due under the Riverside Center mortgage loan documents on a monthly basis. In connection therewith, a reserve is established to hold the full rent payment. One-third of such quarterly rent payment shall be released from the reserve each month and applied to the payment of the monthly amounts due under the loan documents, with the excess being disbursed to the borrower, provided no trigger event is then continuing.

With respect to Loan No. 22, Westfield San Francisco Centre, in lieu of making any monthly payments to any reserve account, the borrowers may deliver (i) a letter of credit or (ii) one or more guaranties from Westfield America, Inc., one of the loan sponsors, or an affiliate of Westfield America, Inc. that has total assets (in name or under management) in excess of $800 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus, shareholder’s equity or net worth of at least $400 million.

With respect to Loan No. 24, Beacon South Beach, the borrower is required to deposit $36,667 on each monthly payment date occurring in the months of January through and including May of each year and December of each year for the purpose of funding a seasonal working capital reserve.

With respect to Loan No. 25, Sorrento Pines, the ongoing Monthly TI/LC Reserve ($) is required to be (a) approximately $11,943 during the interest-only period of the mortgage loan term ending on and including the monthly payment date in June 2018 and (b) following the expiration of the interest-only period of the mortgage loan term, approximately $7,644.

With respect to Loan No. 28, Bond Street Portfolio, the borrowers are required to make deposits into the Monthly Capex Reserve ($) in the amount of $803.65 once the balance in the reserve falls to or below $10,000.

With respect to Loan No. 29, The Comeau Building West Palm Beach, the borrower, provided it submits proof of payment to the lender, is permitted to pay quarterly premiums for the general liability policy. Additionally, the borrower is permitted to keep in force the existing premium finance agreement for the property and umbrella policies, provided: (i) the borrower submits proof of payment to the lender, (ii) at origination the borrower deposited $45,000, six months of

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premiums, into a reserve and (iii) the premium financer agrees to provide lender with notice in the event of cancellation of the policies subject to the premium financing agreement.

With respect to Loan No. 30, Hampton Inn & Suites Albany, in addition to the deposits to the Monthly Capex Reserve ($), the borrower is also required to deposit any amounts required for any PIP by any franchise agreement.

With respect to Loan No. 35, Holiday Inn: Cleveland East, the borrower is required to deposit any amounts required for any PIP by any franchise agreement into the Monthly Other Reserve ($).

(18)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 13, 1 Kaiser Plaza, the Monthly TI/LC Reserve ($) is subject to a cap of $18,000,000 (approximately $49.08 per square of foot of KFHP’s leased area). The loan documents require that the TI/LC Reserve Cap ($) be reduced to $0 when either (i) KFHP has either renewed or extended its lease and any and all rights to contract or terminate the lease with respect to any portion of the premises have been extinguished or (ii) the space occupied by such tenant(s) has been re-let to one or more replacement tenants (which may include KFHP), provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant(s) or replacement tenant(s) is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

With respect to Loan No. 24, Beacon South Beach, upon the borrower’s request at any time after the end of the first year of the loan term, if the rents less required reserve and monthly debt service payments for the 12-month period preceding such request was less than $75,000, the lender may reduce the seasonal working capital reserve cap from $220,000 to $165,000. In addition, on any date after one year following the initial seasonality reserve cap reassessment, if the rents less required reserve and monthly debt service payments for the 12-month period preceding such request is less than $75,000 the borrower will have a one-time option request to further decrease the reduced seasonal working capital reserve cap to an amount equal to the product of (x) the monthly debt service payment amount multiplied by 1.20 and (y) the number of seasonal months in the prior 12-month period, less (ii) the sum of the rents less required reserve payments for each seasonal month during the prior 12-month period, provided in no event may the second reduced cap be less than $50,000.

With respect to Loan No. 25, Sorrento Pines, if at any time (i) the TI/LC Reserve ($) funds are equal to or exceed $573,280, (ii) at least 90.0% of the total square footage in the improvements is occupied by tenants that are continuously operating in the premises demised under their respective leases, paying full contractual rent, not subject to bankruptcy action and are not in default beyond any applicable notice under the terms of their respective leases and (iii) the borrower has delivered an acceptable lease extension regarding the Pall Corporation lease, which provides, among other things, that the Pall Corporation lease has a term that expires no sooner than February 29, 2024, the borrower’s obligation to pay the rollover reserve monthly deposit will be suspended.

(19)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(20)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

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With respect to Loan No. 8, 60 Madison Avenue, the Largest Tenant, Tapad Inc., consists of 18,759 square feet expiring in January 31, 2021 and 9,261 square feet expiring in February 28, 2023.

With respect to Loan No. 13, 1 Kaiser Plaza, the Largest Tenant, Kaiser Foundation Health Plan, Inc. (“KFHP”), encompasses two leases. KFHP leases 283,081 square feet expiring in February 2025, in addition to 83,696 square feet expiring in February 2027. KFHP also leases an additional 6,339 square feet of storage space. In addition, the 2nd Largest Tenant, Aiken & Welch, Inc., leases 9,838 expiring in April 2021, in addition to 1,797 square feet expiring in April 2017. Aiken & Welch, Inc. also leases an additional 2,014 square feet of storage space. The 3rd Largest Tenant, Sitzmann Morris & Lavis, Inc., also leases an additional 270 square feet in storage space.

With respect to Loan No. 15, Riverside Center, the Largest Tenant and sole tenant, UnitedHealthcare, consists of 181,069 square feet expiring in June 30, 2028 and 91,527 square feet expiring in June 30, 2023.

With respect to Loan No. 16, Salesforce Tower, the 2nd Largest Tenant, JPMorgan Chase Bank, National Association, consists of 85,783 square feet expiring in June 2020 and 116,522 square feet expiring in June 2025.

With respect to Loan No. 26, Cambridge Office, the Largest Tenant, Shire, consists of (i) 29,100 square feet expiring November 9, 2018 at 205 Alewife Brook Parkway, (ii) 14,712 square feet expiring November 10, 2018 at 185 Alewife Brook Parkway and (iii) 24,735 square feet expiring November 30, 2020 at 185 Alewife Brook Parkway.

(21)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, 9 West 57th Street, the borrower has a space lease with Solow Management Corp. which is an affiliate of the borrower and sponsor.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Largest Tenant at the property, JCPenney, has the right to purchase its leased parcel under the related lease if the tenant determines that the lease has become “uneconomical” in accordance with the lease. The borrower may nullify this purchase option and the loan agreement requires that the borrower reject any offer to purchase the leased parcel. However, the lease provides that if the borrower rejects the offer to purchase, the lease will be terminated.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the lease for the 2nd Largest Tenant, Victoria’s Secret, contains a co-tenancy clause that requires (i) more than three “Major Tenants” (as defined in the lease) to be open for business or (ii) 70% of other stores having storefronts or entrances on the enclosed mall excluding any “Major Tenants” (each of the foregoing (i) and (ii), the “VS Co-Tenancy Requirement”) are open for business for reasons other than temporary permitted closures in accordance with the lease agreement. If the VS Co-Tenancy Requirement is breached (A) for 180 consecutive days, after such period, the tenant may pay a reduced rent of 5% of gross sales and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with notice prior to the later of (i) 395 consecutive days from date the tenant was entitled to commence payment of the alternative rent, or (ii) 60 days following the date of the tenant’s notice that it is beginning the payment of alternative rent. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent. In addition, the lease for the 5th Largest Tenant, Anthropologie, contains a co-tenancy clause that requires (i) three or more tenants of 90,000 square feet or more to be operating or (ii) more than 65% of the total square footage of the mall (excluding the leased premises) is occupied by tenants operating (each of the foregoing (i) and (ii), the “Anthropologie

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Co-Tenancy Requirement”). If the Anthropologie Co-Tenancy Requirement is breached (A) for six months or more, the tenant may pay a reduced rent of 6% of gross sales, and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with 60 days notice following such 365 day period. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent.

With respect to Loan No. 5, Windsor Square, the lease for the 5th Largest Tenant, Ross Dress for Less, contains a co-tenancy clause that requires (i) Kohl’s to be operating or (ii) no less than 70% of the northern part of the shopping center excluding Sam’s Club to be occupied (each of the foregoing (i) and (ii), the “Windsor Co-Tenancy Requirement”). If the Windsor Co-Tenancy Requirement is breached (A) for six consecutive months, after such six-month period, the tenant may pay a reduced rent of 2% of gross sales (but not less than 50% of the minimum rent, plus reimbursements), and (B) for an additional 18 consecutive months after such six-month period, the tenant may terminate the lease no later than 30 days after the end of such 18-month period, upon 30 days’ notice. If the tenant does not terminate within 30 days following such 18-month period, the tenant is required to resume paying full rent.

With respect to Loan No. 6, PNC Center, the Largest Tenant, PNC Bank, National Association, is subleasing approximately 20,725 square feet to Finishmaster and approximately 41,450 square feet to the State of Indiana Department of Education. In addition, (i) the 2nd Largest Tenant, Kronos Incorporated, has the right to terminate its lease as of January 31, 2018, with 12 months’ notice and the payment of a termination fee; (ii) the 4th Largest Tenant, the Indiana Gaming Commission, has the right to terminate its lease if state funds are not allocated to continue the lease or in the event the tenant intends to relocate to a building owned by the State of Indiana, in each case with six months’ notice and the payment of a termination fee; and (iii) the 5th Largest Tenant, the Indiana Utility Regulatory, has the right to terminate its lease if state funds are not allocated to continue the lease or in the event the tenant intends to relocate to a building owned by the State of Indiana, in each case with six months’ notice and the payment of a termination fee.

With respect to Loan No. 8, 60 Madison Avenue, the Largest Tenant at the property, Tapad Inc., has a one-time right to terminate its lease with respect to approximately 18,759 square feet of the 28,020 square feet it leases effective January 31, 2019, subject to providing notice no more than 180 days and no less than 120 days prior to the termination date and payment of a $94,904 termination fee. Tapad Inc. also has a right to terminate their lease with respect to approximately 9,261 square feet of the 28,020 square feet it leases effective November 27, 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the landlords initial construction costs plus commission payable to the broker in connection with the terminated lease. The 2nd Largest Tenant, Massachusetts Mutual Life Insurance Company has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on August 14, 2021, subject to providing notice no less than nine and no more than 12 months prior any payment of a termination fee equal to the sum of the unamortized portion of costs and expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the seventh floor premises and (y) $396,731 for the ninth floor premises.

With respect to Loan No. 13, 1 Kaiser Plaza, the Largest Tenant, KFHP, has the right to contract its leased space as follows: (i) by up to 140,000 square feet at any time (including up to 100,000 square feet of space located on the 24th floor through the 27th floor (the “High Rise Space”)) with 12 months’ notice and the payment of a contraction fee, except that the tenant may not exercise this option with respect to the High Rise Space prior to March 1, 2018; (ii) with respect to all or any portion of its space located on the ground floor through the 23rd floor at any time on or after February 28, 2023, with 15 months’ notice and the payment of a contraction fee; and (iii) with respect to all or any portion of the High Rise Space at any time after February 28, 2025, with 15 months’ notice and the payment of a contraction fee.

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With respect to Loan No. 15, Riverside Center, the Largest Tenant at the property, UnitedHealthcare is subleasing 64,133 square feet to Kaplan Financial Education, 36,975 square feet to SAP America, Inc., 22,466 square feet to D. Weber Restaurant, LLC, 10,843 square feet to Riverside Corporate Wellness, LLC and 543 square feet to D. Weber Restaurant II, LLC.

With respect to Loan No. 16, Salesforce Tower, the Largest Tenant, Salesforce.com, Inc., if the borrower fails to deliver possession to Salesforce of any portion of the 21st or 23rd floors by February 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portions of the 21st and/or the 23rd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. If the borrower fails to deliver possession of any portion of the 22nd floor by March 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portion of the 22nd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. The 2nd Largest Tenant, JPMorgan Chase Bank, National Association, is subleasing approximately 19,214 square feet to KPMG, 15,231 square feet to Thomas Caterers of Distinction, Inc., 13,335 square feet to Central Indiana Corporate Partnership, Inc., 12,175 square feet to the Greater Indianapolis Chamber of Commerce, Inc. and 6,614 to Indianapolis Downtown, Inc. The 3rd Largest Tenant, Bose McKinney & Evans, LLP, is subleasing approximately 12,527 square feet to Caldwell Vanriper, LLC. In addition, the 4th Largest Tenant, Ernst & Young U.S. LLP, has the right to terminate its lease as of September 30, 2020 with 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 18, 100 East Wisconsin Avenue, the 3rd Largest Tenant, Wells Fargo Bank, N.A., has the right to terminate its lease as of October 31, 2021, with 12 months’ notice and the payment of a termination fee. The tenant also has the option to contract a portion of its space on either the 12th or 14th floors (not to exceed 50% of the rentable area for such floor) as of October 31, 2021, with 12 months’ notice and the payment of a contraction fee. The 4th Largest Tenant, Johnson Bank, has the right to terminate its lease as of April 30, 2018, with 360 days’ notice and the payment of a termination fee.

With respect to Loan No. 22, Westfield San Francisco Centre, the Largest Tenant, San Francisco State University, is subleasing approximately 18,354 square feet to San Francisco Examiner and approximately 18,712 square feet to Westfield Labs (which is an affiliate of the borrower). The sub-leased premises will be subject to the San Francisco State University lease that expires December 31, 2021. In addition, the 2nd Largest Tenant, Crunchyroll, Inc., is subleasing approximately 30,000 square feet to GoPro, Inc. The sublease expires in June 2017. During the sublease period, Crunchyroll, Inc. is required to pay the borrowers, as additional rent, 50% of all rent, additional rent or other consideration paid by GoPro, Inc. to Crunchyroll, Inc. in excess of the rent and additional rent already payable for such space under the prime lease. No additional income in connection with such subleases has been underwritten. In addition, the 4th Largest Tenant, Bespoke, is an affiliate of the borrowers.

With respect to Loan No. 26, Cambridge Office, the 3rd Largest Tenant at the property, AEAI, Inc has the right to terminate its lease at 185 Alewife Brook Parkway, a portion of the mortgaged property, any time after September 30, 2017 upon 120 days’ written notice to the landlord.

With respect to Loan No. 29, The Comeau Building West Palm Beach, the 2nd Largest Tenant at the mortgaged property, Quantuvis, has the ongoing right to terminate its lease at any time after May 14, 2020 upon at least six months’ written notice to the borrower, subject to a termination fee equal to (i) the amortized leasing costs associated with the Quantuvis lease, (ii) 25% of the rent due for the terminated portion of the Quantuvis lease, and (iii) the security deposit and any prepaid rent associated with the Quantuvis lease.

(22)

In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 3, Starbucks Center, there is no separate carve-out guarantor and the loan is fully recourse to the borrower. In addition, Nitze-Stagen & Co., Inc., a sponsor affiliate,

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agreed to indemnify the lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the property.

With respect to Loan No. 9, Moffett Gateway, the borrower is permitted to obtain the release of Joseph K. Paul and Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, on certain terms and conditions in the loan documents, which include, without limitation (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements and (iii) Paul Guarantor LLC has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

With respect to Loan No. 10, 693 Fifth Avenue, there is no separate Carveout Guarantor, and the related borrower is the sole party responsible for any breaches or violations of the nonrecourse carve-out provisions in the mortgage loan documents or the environmental indemnity.

With respect to Loan No. 22, Westfield San Francisco Centre, the obligations and liabilities of the Principal / Carveout Guarantors under the full recourse carve-out provisions in the loan documents are capped at 10% of the outstanding principal balance of the Westfield San Francisco Centre Whole Loan.

(23)

With respect to Loan No. 1, 9 West 57th Street, the borrowers have pledged both the fee interest in the mortgaged property and the leasehold estate. The borrowers are permitted to terminate the ground lease upon certain terms and conditions in the loan documents which include, without limitation, delivery of a new title policy or an endorsement to the existing title policy, confirmation that all space leases will remain in full force and effect and satisfaction of any REMIC requirements.

With respect to Loan No. 2, 10 Hudson Yards, the borrower, who owns the fee simple interest in the mortgaged property, has entered into (i) a company lease agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the New York City Industrial Development Agency (the “IDA”), as tenant, pursuant to which borrower leased the mortgaged property to the IDA, and (ii) an agency lease agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the mortgaged property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the Mortgage Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the mortgaged property in the amounts set forth in a schedule to the IDA Lease. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation (“HYIC”) in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the mortgaged property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the Mortgage securing the 10 Hudson Yards Whole Loan. Notwithstanding the foregoing, for purposes of this column, the related borrower’s interest in this mortgage loan is shown as fee (and the temporary lease by IDA is ignored).

With respect to Loan No. 7, Nashville Technology Office Campus, the Nashville Technology Office Campus property was purchased and developed under a structure which confers certain real estate tax benefits on the largest tenant, Dell and its affiliates. In September 1999, The Industrial Development Board of the Metropolitan Government of Nashville & Davidson County (“IDB”) issued revenue bonds (the “Bonds”), which were purchased by Dell Computer Holdings, L.P. (the “Dell Bondholder”). The proceeds of the Bonds were used by the IDB to purchase and develop the Nashville Technology Office Campus property as a “built-to-suit” regional facility for Dell and Dell ground leased the property from the IDB pursuant to a Lease Agreement dated September 28, 1999 (the “Ground Lease”) with an expiration on September 27, 2039. Pursuant to the Ground Lease, Dell pays to IDB amounts sufficient to pay the principal of, the redemption

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premium (if any) and the interest on the Bonds as the same become due. The right to receive such payments is assigned to Dell Bondholder resulting in a complete setoff between the affiliated entities. Additionally, the repayment of amounts due under the Bonds to the Dell Bondholder are secured by a mortgage lien on the fee interest in the property (the “Junior Deed of Trust”). The foregoing structure results in the portions of the Nashville Technology Office Campus property which are leased (or subleased) to Dell or its affiliates benefiting from a tax abatement program pursuant to which real estate taxes are abated and Dell makes payments in lieu of taxes in amounts based in part on Dell’s employee count in the mortgaged property. On July 15, 2015 (i) Dell sold its rights under the Ground Lease (which includes a reversionary right in the fee interest whereby upon the termination of the Ground Lease the borrower is required to purchase and the IDB is required to sell the fee interest for $10.00) to the borrower and (ii) the Dell Bondholder sold its rights in the Bonds to an affiliate of the borrower. At the time of sale, Dell leased back 226,779 square feet of the mortgaged property and retained the tax benefits originally conferred on it as part of the IDB structure. Notwithstanding the foregoing, for purposes of this column, the related borrower’s interest in this mortgage loan is shown as fee (and the temporary lease by IDB is ignored).

With respect to Loan No. 17, 100 Oceangate, the mortgage loan is secured in part by a leasehold interest in an area used for parking not required for compliance with zoning pursuant to a ground lease with the City of Long Beach which expires on June 30, 2054.

With respect to Loan No. 19, Shops at Avenue North, the mortgage loan is secured by the borrower’s sub-leasehold interest in the mortgaged property pursuant to a lease (the “Shops Sub-Ground Lease”) with Beech Interplex, Inc., (“Beech”), which entity leases the mortgaged property from the Philadelphia Redevelopment Authority (“PRA”) , as ground lessor (the “Shops Ground Lease”). The Shops Sub-Ground Lease and the Shops Ground Lease have an expiration date of February 16, 2104, with 10 consecutive options to extend the term for five years. A portion of the rent due under the Shops Sub-Ground Lease has been paid by the borrower pursuant to a one-time payment of $1,000,000 to Beech. The borrower’s remaining rent obligations to Beech were transferred by the borrower to the owner of an adjacent parcel (which parcel is also subject to a ground lease with PRA and which parcel is not part of the mortgaged property). As such, the borrower has no ongoing rental obligations pursuant to the Shops Sub-Ground Lease. In the event the assignee of the obligation to pay rent fails to pay rent to Beech, Beech agreed it will not assert a claim against the borrower for any rent amounts owed by such assignee. In the event the borrower or Beech defaults under the Shops Sub-Ground Lease or Shops Ground Lease, respectively, the applicable lessor is required to provide notice to the lender and a reasonable opportunity to cure such default. In addition, if the Shops Sub-Ground Lease is terminated as a result of a default by Beech under the Shops Ground Lease, the PRA is required to enter into a direct lease with the borrower.

With respect to Loan No. 22, Westfield San Francisco Centre, the loan is secured in part by the one of the borrower’s leasehold interests in the portion of the mortgaged property known as San Francisco Centre, constituting approximately 23.4% of the total net rentable area, and by the other borrower’s fee simple interest in the portion of the mortgaged property known as the Emporium, constituting approximately 76.6% of the total net rentable area.

(24)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(25)	With respect to Loan No. 8, 60 Madison Avenue, the 60 Madison Avenue Whole Loan will be serviced under the JPMDB 2016-C4 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the 60 Madison Avenue Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is GACC, or an affiliate, as holder of the related controlling pari passu companion loan.

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With respect to Loan No. 9, Moffett Gateway, the Moffett Gateway Whole Loan will be serviced under the JPMDB 2016-C4 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the Moffett Gateway Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is JPMCB, or an affiliate, as holder of the related controlling pari passu companion loan.

(26)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, 10 Hudson Yards, The 10 Hudson Yards Whole Loan includes a B-Note with an original principal balance of $191,900,000 that was contributed to the Hudson Yards 2016-10HY transaction. In addition, a $300,000,000 mezzanine loan was funded concurrently with the origination of the 10 Hudson Yards Whole Loan and thereafter sold to 10HY Mezzanine Lender LLC. The mezzanine loan is coterminous with the 10 Hudson Yards Whole Loan and accrues interest at a fixed per annum rate equal to 4.65000%. An intercreditor agreement is in place with respect to the 10 Hudson Yards Whole Loan and the related mezzanine loan.

With respect to Loan No. 3, Starbucks Center, provided the Anticipated Repayment Date has not yet occurred, the Starbucks Center loan permits either future mezzanine debt (to an affiliate of the borrower) or a future preferred equity investment (in the borrower) provided, among other things, (i) the combined (A) LTV is no more than 48.5%, (B) DSCR is no less than 1.65x and (C) debt yield is no less than 10.5%, (ii) such future indebtedness is (A) coterminous with the Starbucks Center Whole Loan and (B) is conditioned on lender receiving rating agency approval, (iii) with respect to a preferred equity investment, such investment is not secured by any collateral and creates no obligations or liabilities on the part of the borrower and (iv) such junior lender enters into either an intercreditor or recognition agreement, as applicable, with lender.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the loan documents permit the borrower to enter into a Property Assessed Clean Energy (PACE) loan that is repaid through multi-year assessments against the property in an amount not to exceed $10,000,000, subject to the mortgage lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. The borrower may also incur personal property purchase money financing and leases up to an aggregate amount of not greater than $2,000,000 (except for equipment leases associated with sustainability and environmental initiatives provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000). See “Description of the Mortgage Pool—Additional Debt—Other Secured Indebtedness” in the preliminary prospectus for additional information.

With respect to Loan No. 23, Lake Pointe Corporate Center, additional future mezzanine debt is permitted provided, among other things, (i) the combined (A) LTV is no more than 74.9%, (B) DSCR is no less than 1.35x and (C) debt yield is no less than 8.0% (ii) is secured only by collateral which is not collateral for the Lake Pointe Corporate Center Loan, (iii) creates no additional liens on any portion of mortgaged property, and (iv) has a term coterminous with the mortgage loan.

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